                                                                     EXHIBIT 4.1


                                                                [EXECUTION COPY]
================================================================================





                                  AZURIX CORP.

                               ------------------



                 DOLLAR-DENOMINATED 10 3/8% SENIOR NOTES DUE 2007

                STERLING-DENOMINATED 10 3/8% SENIOR NOTES DUE 2007

                 DOLLAR-DENOMINATED 10 3/4% SENIOR NOTES DUE 2010

                               ------------------



                                    INDENTURE

                          DATED AS OF FEBRUARY 18, 2000

                               ------------------


              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, AS TRUSTEE





================================================================================

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE ACT SECTION                                                                       INDENTURE SECTION
---------------------------                                                                       -----------------

310   (a)(1)...................................................................................................7.10
      (a)(2)...................................................................................................7.10
      (a)(3)...................................................................................................N.A.
      (a)(4)...................................................................................................N.A.
      (a)(5)...................................................................................................7.10
      (b)................................................................................................7.08; 7.10
      (c)......................................................................................................N.A.
311   (a)......................................................................................................7.11
      (b)......................................................................................................7.11
      (c)......................................................................................................N.A.
312   (a)......................................................................................................2.05
      (b).....................................................................................................12.03
      (c).....................................................................................................12.03
313   (a)......................................................................................................7.06
      (b)(1)...................................................................................................N.A.
      (b)(2)...................................................................................................7.06
      (c)...............................................................................................7.06; 12.02
      (d)......................................................................................................7.06
314   (a).........................................................................................4.03; 4.15; 12.02
      (b)......................................................................................................N.A.
      (c)(1)..................................................................................................12.04
      (c)(2)..................................................................................................12.04
      (c)(3)...................................................................................................N.A.
      (d)......................................................................................................N.A.
      (e).....................................................................................................12.05
      (f)......................................................................................................N.A.
315   (a)......................................................................................................7.01
      (b)...............................................................................................7.05, 12.02
      (c)......................................................................................................7.01
      (d)................................................................................................7.01; 6.05
      (e)......................................................................................................6.11
316   (a) (last sentence)......................................................................................2.09
      (a)(1)(A)................................................................................................6.05
      (a)(1)(B)................................................................................................6.04
      (a)(2)...................................................................................................N.A.
      (b)......................................................................................................6.07
      (c)......................................................................................................2.12
317   (a)(1)...................................................................................................6.08
      (a)(2)...................................................................................................6.09
      (b)......................................................................................................2.04
318   (a).....................................................................................................13.01
      (b)......................................................................................................N.A.
      (c).....................................................................................................13.01

---------------------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                      ARTICLE I

                                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01         Definitions..................................................................................2
SECTION 1.02         Other Definitions...........................................................................27
SECTION 1.03         Incorporation by Reference of Trust Indenture Act...........................................27
SECTION 1.04         Rules of Construction.......................................................................28

                                                     ARTICLE II

                                                      THE NOTES

SECTION 2.01         Form and Dating.............................................................................29
SECTION 2.02         Execution and Authentication................................................................31
SECTION 2.03         Registrar and Paying Agent..................................................................32
SECTION 2.04         Paying Agent to Hold Money in Trust.........................................................33
SECTION 2.05         Holder Lists................................................................................33
SECTION 2.06         Persons Deemed Owners.......................................................................33
SECTION 2.07         Transfer and Exchange.......................................................................34
SECTION 2.08         Replacement Notes...........................................................................47
SECTION 2.09         Outstanding Notes...........................................................................48
SECTION 2.10         Treasury Notes..............................................................................48
SECTION 2.11         Temporary Notes.............................................................................49
SECTION 2.12         Cancellation................................................................................49
SECTION 2.13         Defaulted Interest..........................................................................49
SECTION 2.14         CUSIP and ISIN Numbers; Common Code.........................................................50
SECTION 2.15         Substitution of Currency....................................................................50

                                                     ARTICLE III

                                              REDEMPTION AND PREPAYMENT

SECTION 3.01         Notices to Trustee..........................................................................51
SECTION 3.02         Selection of Notes to Be Redeemed...........................................................51
SECTION 3.03         Notice of Redemption........................................................................51
SECTION 3.04         Effect of Notice of Redemption..............................................................52
SECTION 3.05         Deposit of Redemption Price.................................................................52
SECTION 3.06         Notes Redeemed in Part......................................................................53
SECTION 3.07         Optional Redemption.........................................................................53
SECTION 3.08         Mandatory Redemption........................................................................54
SECTION 3.09         Offer to Purchase by Application of Net Proceeds............................................55
SECTION 3.10         Notices Upon Partial Redemption or Repurchase of Sterling Notes.............................57

                                                      ARTICLE IV

                                                       COVENANTS

SECTION 4.01         Payment of Notes............................................................................57
SECTION 4.02         Maintenance of Office or Agency.............................................................58
SECTION 4.03         Compliance Certificate......................................................................58
SECTION 4.04         Payment of Taxes and Other Claims...........................................................59
SECTION 4.05         Stay, Extension and Usury Laws..............................................................59
SECTION 4.06         Change of Control...........................................................................59
SECTION 4.07         Limitations on Asset Sales..................................................................62
SECTION 4.08         Restricted Payments.........................................................................64
SECTION 4.09         Limitations on Debt.........................................................................65
SECTION 4.10         Limitations on Liens........................................................................68
SECTION 4.11         Dividend and Other Payment Restrictions Affecting Subsidiaries..............................69
SECTION 4.12         Transactions with Affiliates................................................................71
SECTION 4.13         Limitations on Issuances of Guarantees by Restricted Subsidiaries...........................72
SECTION 4.14         Limitations on Sale/Leaseback Transactions..................................................72
SECTION 4.15         Reports.....................................................................................73
SECTION 4.16         Limitation on Investment Company Status.....................................................74
SECTION 4.17         Corporate Existence.........................................................................75
SECTION 4.18         Maintenance of Properties; Insurance; Books and Records.....................................75

                                                      ARTICLE V

                                                     SUCCESSORS

SECTION 5.01         Merger, Consolidation, or Sale of Assets....................................................75
SECTION 5.02         Successor Entity Substituted................................................................76

                                                     ARTICLE VI

                                                DEFAULTS AND REMEDIES

SECTION 6.01         Events of Default...........................................................................77
SECTION 6.02         Acceleration................................................................................79
SECTION 6.03         Other Remedies..............................................................................80
SECTION 6.04         Waiver of Past Defaults.....................................................................80
SECTION 6.05         Control by Majority.........................................................................80
SECTION 6.06         Limitation on Suits.........................................................................80
SECTION 6.07         Rights of Holders of Notes to Receive Payment...............................................81
SECTION 6.08         Collection Suit by Trustee..................................................................81

SECTION 6.09         Trustee May File Proofs of Claim............................................................81
SECTION 6.10         Priorities..................................................................................82
SECTION 6.11         Undertaking for Costs.......................................................................82

                                                     ARTICLE VII

                                                       TRUSTEE

SECTION 7.01         Duties of Trustee...........................................................................83
SECTION 7.02         Rights of Trustee...........................................................................84
SECTION 7.03         Individual Rights of Trustee................................................................85
SECTION 7.04         Trustee's Disclaimer........................................................................86
SECTION 7.05         Notice of Defaults..........................................................................86
SECTION 7.06         Reports by Trustee to Holders of the Notes..................................................86
SECTION 7.07         Compensation and Indemnity..................................................................86
SECTION 7.08         Replacement of Trustee......................................................................87
SECTION 7.09         Successor Trustee by Merger, etc............................................................88
SECTION 7.10         Eligibility; Disqualification...............................................................89
SECTION 7.11         Preferential Collection of Claims Against Company...........................................89

                                                    ARTICLE VIII

                                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01         Option to Effect Legal Defeasance or Covenant Defeasance....................................89
SECTION 8.02         Legal Defeasance and Discharge..............................................................89
SECTION 8.03         Covenant Defeasance.........................................................................90
SECTION 8.04         Conditions to Legal or Covenant Defeasance..................................................91
SECTION 8.05         Deposited Money and Government Securities to be Held in Trust; Other
                     Miscellaneous Provisions....................................................................93
SECTION 8.06         Repayment to Company........................................................................93
SECTION 8.07         Reinstatement...............................................................................94

                                                     ARTICLE IX

                                          AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01         Without Consent of Holders of Notes.........................................................94
SECTION 9.02         With Consent of Holders of Notes............................................................95
SECTION 9.03         Compliance with Trust Indenture Act.........................................................97
SECTION 9.04         Revocation and Effect of Consents...........................................................97
SECTION 9.05         Notation on or Exchange of Notes............................................................97
SECTION 9.06         Trustee to Sign Amendments, etc.............................................................98
SECTION 9.07         Effect of Supplemental Indentures...........................................................98

                                                      ARTICLE X

                                                 SUBSIDIARY GUARANTEES

SECTION 10.01        Subsidiary Guarantees.......................................................................98
SECTION 10.02        Additional Amounts..........................................................................99
SECTION 10.03        Limitation of Subsidiary Guarantor's Liability.............................................101
SECTION 10.04        Execution and Delivery of Subsidiary Guarantees............................................102
SECTION 10.05        Subsidiary Guarantors May Consolidate, etc., on Certain Terms..............................102
SECTION 10.06        Releases of Subsidiary Guarantee...........................................................103
SECTION 10.07        "Trustee" to Include Paying Agent..........................................................104
SECTION 10.08        Addition of Subsidiary Guarantors..........................................................104
SECTION 10.09        Consent to Jurisdiction and Service of Process.............................................104
SECTION 10.10        Waiver of Immunity.........................................................................105
SECTION 10.11        Judgment Currency..........................................................................105

                                                     ARTICLE XI

                                             SATISFACTION AND DISCHARGE

SECTION 11.01        Satisfaction and Discharge.................................................................106
SECTION 11.02        Application of Trust.......................................................................107
SECTION 11.03        Repayment to the Company...................................................................108
SECTION 11.04        Reinstatement..............................................................................108

                                                     ARTICLE XII

                                                    MISCELLANEOUS

SECTION 12.01        Trust Indenture Act Controls...............................................................108
SECTION 12.02        Notices....................................................................................108
SECTION 12.03        Communication by Holders of Notes with Other Holders of Notes..............................110
SECTION 12.04        Certificate and Opinion as to Conditions Precedent.........................................110
SECTION 12.05        Statements Required in Certificate or Opinion..............................................111
SECTION 12.06        Rules by Trustee and Agents................................................................111
SECTION 12.07        No Personal Liability of Directors, Officers, Partners, Employees,
                     Incorporators, Stockholders and Members....................................................112
SECTION 12.08        Governing Law..............................................................................112
SECTION 12.09        No Adverse Interpretation of Other Agreements..............................................112
SECTION 12.10        Successors.................................................................................112
SECTION 12.11        Severability...............................................................................112
SECTION 12.12        Counterpart Originals......................................................................112
SECTION 12.13        Table of Contents, Headings, etc...........................................................112

                                    EXHIBITS

Exhibit A         FORM OF 7-YEAR DOLLAR NOTE ...................................................................A-1

Exhibit B         FORM OF 7-YEAR STERLING NOTE..................................................................B-1

Exhibit C         FORM OF 10-YEAR DOLLAR NOTE ..................................................................C-1

Exhibit D         FORM OF CERTIFICATE OF TRANSFER ..............................................................D-1

Exhibit E         FORM OF CERTIFICATE OF EXCHANGE...............................................................E-1

Exhibit F         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                  ACCREDITED INVESTOR ..........................................................................F-1

Exhibit G         FORM OF SUBSIDIARY GUARANTEE NOTATION ........................................................G-1

Exhibit H         FORM OF SUPPLEMENTAL INDENTURE................................................................H-1

         INDENTURE dated as of February 18, 2000 between AZURIX CORP., a Delaware corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its dollar-denominated 10 3/8% Senior Notes due 2007 (the "7-Year Dollar Notes"), its sterling-denominated 10 3/8% Senior Notes due 2007 (the "7-Year Sterling Notes" or "Sterling Notes") and its dollar-denominated 10 3/4% Senior Notes due 2010 (the "10-Year Dollar Notes"), to be issued as provided for in this Indenture.

         On the date of this Indenture, the Company is issuing $240 million aggregate principal amount of 7-Year Dollar Notes, (pound)100 million aggregate principal amount of its Sterling Notes and $200 million aggregate principal amount of its 10-Year Dollar Notes. This Indenture provides for the issuance thereafter of Subsequent Notes (as defined herein), subject to the terms, covenants and conditions set forth herein.

         The 7-Year Dollar Notes and the 10-Year Dollar Notes are referred to herein as the "Dollar Notes." The Sterling Notes and the Dollar Notes are referred to collectively as the "Notes." The Notes may consist of any or all of the Global Notes issued on the date of this Indenture (the "Initial Notes"), Definitive Registered Notes (as defined herein), Subsequent Notes or Exchange Notes (as defined herein).

         All things necessary to make this Indenture a valid agreement of the Company, enforceable against the Company in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         From and after the first to occur of the effectiveness of the Exchange Offer Registration Statement (as defined herein) or the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

         The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the
Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

         "Acquisition Debt" means Debt of any Person existing at the time such Person became a Restricted Subsidiary -- or such Person is merged into the Company or one of its Restricted Subsidiaries -- or assumed in connection with the acquisition of assets from any such Person, other than assets acquired in the ordinary course of business, including Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary -- but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Restricted Subsidiary.

         "Adjusted Consolidated Net Income" means for any period, for the Company, the aggregate Net Income of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income without duplication:

                  (1) the Net Income of any Unrestricted Subsidiary, or any other Person, other than a Restricted Subsidiary, in which any third Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries during such period by such Unrestricted Subsidiary or other Person which dividends and distributions shall be included in such computation;

                  (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Sections 4.08(c)(i) and (ii) -- and in such case, except to the extent includable pursuant to clause (1) above -- Net Income, if positive, of a Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the Properties of such Person are acquired by the Company or any of its Restricted Subsidiaries;

                  (3) any gains or losses on an after-tax basis attributable to the sale or other disposition of assets (including the sale or disposition of the Capital Stock of any Person) which are not sold or disposed of in the ordinary course of business; and

                  (4) the cumulative effect of a change in accounting principles.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 4.12 only, "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Agent" means any Registrar or Paying Agent.

         "Applicable Procedures" means, with respect to any transfer, exchange or other transaction of or for beneficial interests in any Global Note, the rules and procedures of DTC with respect to the Dollar Global Notes and the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" of Euroclear and, at such time as Clearstream may act as a Sterling Book-Entry Depositary with respect to the Sterling Global Notes, "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream with respect to the Sterling Global Notes, in each case, to the extent applicable to such transaction and as in effect at the time of such transaction.

         "Asset Acquisition" means:

                  (1) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged into or consolidated with the Company or any of its Subsidiaries or

                  (2) an acquisition by the Company or any of its Subsidiaries of the Property of any Person other than the Company or any of its Subsidiaries that constitutes substantially all of an operating unit or business of such Person.

         "Asset Disposition" means the sale or other disposition by the Company or any of its Subsidiaries, other than to the Company or another Subsidiary of the Company, of (1) all or substantially all of the Capital Stock of any Subsidiary of the Company or (2) all or substantially all of the Property that constitutes an operating unit or business of the Company or any of its Subsidiaries.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or transfer (which has the effect of a disposition and is not for the purpose of creating a Lien), including, without limitation, by way of merger, consolidation or combination, of any assets or rights, other than leases of assets or sales of inventory in the ordinary course of business; provided, however, that the transfer of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, shall be governed by Section 4.06 and/or Section 5.01 and not by Section 4.07; and

                  (2) the issuance of Capital Stock by any of the Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary including, without limitation, by way of merger, consolidation or combination, of Capital Stock in any of its Subsidiaries; provided, however, that any such sale that constitutes the transfer of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, will be governed by the provisions of the indenture described in the proviso to the preceding clause
(1).

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) a transfer of cash or cash equivalents;

                  (2) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than or equal to $10 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than or equal to $10 million;

                  (3) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (4) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; and

                  (5) any exchange by the Company or any Restricted Subsidiary of any assets for similar assets used or useful in any Permitted Business held by another Person; provided that the fair market value of the assets exchanged by the Company or such Restricted Subsidiary is reasonably equivalent to the fair market value of the assets to be received by the Company or such Restricted Subsidiary.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value discounted at the interest rate assumed in making calculations in accordance with GAAP of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

         "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Average Life" means, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing (1) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by
(B) the amount of such principal or involuntary liquidation value payment by (2) the sum of all such principal or involuntary liquidation value payments.

         "Azurix Europe" means Azurix Europe Limited, a company incorporated in England and Wales and a wholly owned subsidiary of the Company, and its successors.

         "Azurix Europe Credit Facility" means the revolving credit facility, dated as of May 10, 1999, among Azurix Europe and Chase Manhattan Plc and Westdeutsche Landesbank Girozentrale, as arrangers, Westdeutsche Landesbank Girozentrale, as facility agent, and Chase Manhattan Trustees Limited, as security agent, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

         "Bankruptcy Law" means (i) Title 11 of the US Code, (ii) the Insolvency Act 1986 or (iii) any other law of the United States, the United Kingdom, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

         "Board of Directors" means either the board of directors of the Company or any committee of such board duly authorized to act on behalf of such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant or Deputy Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification.

         "Book-Entry Interest" means a Dollar Book-Entry Interest and a Sterling Book Entry Interest.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement in relation to the Notes originally issued on the Issue Date.

         "Business Day" means a day which in the city, or in any of the cities, if more than one, where amounts are payable in respect of the Notes is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of, or interests in, the equity of such Person which are outstanding or issued on or after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

         "Capitalized Lease" means, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

         "Change of Control" means the occurrence of one or more of the following events:

                  (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

                  (2) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company with or into a Permitted Holder or in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving Person immediately after such consolidation or merger;

                  (3) during any two-year period, individuals who at the beginning of such period constituted the Board of Directors -- together with any new directors elected by such Board of Directors or nominated for election by the stockholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved -- cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

         "Clearstream" means Clearstream Banking and its successors and assigns.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to such term under the TIA, then the body performing such duties at such time.

         "Common Depositary" means The Chase Manhattan Bank, London branch, and its successors and assigns, in its capacity as common depositary of the Sterling Global Notes on behalf of the Sterling Depositaries.

         "Common Stock" means with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Azurix Corp., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Consolidated EBITDA" of the Company for any period means Adjusted Consolidated Net Income plus:

                  (1) income taxes, excluding income taxes -- either positive or negative -- attributable to extraordinary and non-recurring gains or losses but including state franchise taxes accounted for as income taxes in accordance with GAAP, all determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP,

                  (2) Consolidated Interest Expense,

                  (3) depreciation and amortization expense, all determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, and

                  (4) all other non-cash items reducing Adjusted Consolidated Net Income (except accruals for or reserves against future cash expenses) for such period, all determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, minus all non-cash items increasing Adjusted Consolidated Net Income during such period; provided, however, that income tax expense, depreciation and amortization expense and any other non-cash item of any Restricted Subsidiary shall be included in computing Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of the Restricted Subsidiary was included in Adjusted Consolidated Net Income.

         "Consolidated Fixed Charges" means, for any period, the aggregate of:

                  (1) Consolidated Interest Expense,

                  (2) to the extent not included in clause (1), the interest component of Capitalized Leases, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP and

                  (3) cash dividends due whether or not declared on the Preferred Stock of any Restricted Subsidiary and any Redeemable Stock of the Company.

         "Consolidated Interest Expense" of the Company means, for any period,
(A) the sum of (x) aggregate interest expense in respect of Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount and non-cash interest payments or accruals, imputed interest related to Sale/Leaseback Transactions, and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs associated with Interest Rate Protection Agreements,
(y) to the extent not included in clause (x) or clause (2) of the definition of Consolidated Fixed Charges, any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized, and (z) any interest expense on Debt of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), provided that Consolidated Interest Expense in respect of a Guarantee by the Company or any of its Restricted Subsidiaries of Debt of another Person shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so Guaranteed if (i) neither the Company nor any Restricted Subsidiary is actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require the Company on an unconsolidated basis to record such Debt as a liability of the Company, less (B) the interest income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP to the extent such income is attributable to cash or cash equivalents that are subject to a Lien securing Debt of the Company or any Restricted Subsidiary.

         "Consolidated Total Assets" of the Company means, as of any date the aggregate of total assets of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Currency Protection Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "Debt" means, with respect to any Person at any date of determination without duplication:

                  (1) all indebtedness of such Person for borrowed money,

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (3) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments or reimbursement obligations with respect thereto, other than standby and documentary letters of credit, bankers' acceptances and performance or surety bonds issued in the ordinary course of business and not in support of indebtedness for borrowed money, to the extent not drawn,

                  (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables,

                  (5) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases,

                  (6) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt,

                  (7) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person,

                  (8) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and

                  (9) to the extent not otherwise included in this definition, all obligations of such Person under Currency Protection Agreements and Interest Rate Protection Agreements.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Registered Note" means any Note issued in accordance with
Section 2.07(c) or (e), not bearing the Global Note Legend, substantially in the form of (i) Exhibit A attached hereto with respect to the 7-Year Dollar Notes,
(ii) Exhibit B attached hereto with respect to the 7-Year Sterling Notes and
(iii) Exhibit C attached hereto with respect to the 10-Year Dollar Notes.

         "Depositary" means each of the Dollar Depositary and the Sterling Depositaries.

         "Dollar Book-Entry Interest" means an indirect beneficial interest in a Dollar Global Note held on, and transferred only through, records maintained in book-entry form by a Dollar Depositary.

         "Dollar Definitive Registered Notes" means the Dollar Restricted Definitive Registered Notes and the Dollar Unrestricted Definitive Registered Notes.

         "Dollar Depositary" means DTC or any successor depositary with respect to the Dollar Notes.

         "Dollar Global Notes" means the Dollar U.S. Global Notes, the Dollar International Global Notes and, if applicable, the Dollar Unrestricted Global Notes.

         "Dollar International Global Notes" means one or more Global Notes bearing the Global Note Legend and the Restricted Note Legend in registered form without coupons that shall be issued on the Issue Date (or, in the case of any Subsequent Notes, thereafter) in an original principal amount equal to the aggregate principal amount of the Dollar Notes of the applicable series sold in reliance on Regulation S and deposited with the Dollar Depositary.

         "Dollar Notes" means the 7-Year Dollar Notes and the 10-Year Dollar Notes.

         "Dollar Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

         "Dollar Restricted Global Notes" means the Dollar U.S. Global Notes and the Dollar International Global Notes.

         "Dollar U.S. Global Notes" means one or more Global Notes bearing the Global Note Legend and the Restricted Note Legend in registered form without coupons that shall be issued on the Issue Date (or, in the case of any Subsequent Notes, thereafter), in an original principal amount equal to the aggregate principal amount of the Dollar Notes of the applicable series sold in reliance on Rule 144A or another applicable exemption (other than Regulation S) and deposited with the Dollar Depositary.

         "Dollar Unrestricted Definitive Registered Note" means a Dollar Definitive Registered Note not bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

         "Dollar Unrestricted Global Notes" means one or more Global Notes not bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof, and deposited with the Dollar Depositary.

         "Dollar Unrestricted Notes" means the Dollar Unrestricted Definitive Registered Notes and the Dollar Unrestricted Global Notes.

         "DTC" means The Depository Trust Company.

         "Enron" means Enron Corp., an Oregon corporation, and its successors.

         "Euro" means the single currency of participating member states of the European Economic and Monetary Union.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, and its successors and assigns.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Exchange Notes" means any Notes issued pursuant to an Exchange Offer, including any such Notes issued in exchange for any Subsequent Notes.

         "Exchange Offer" has the meaning set forth in the initial Registration Rights Agreement in relation to the Initial Notes and has a correlative meaning in relation to any Subsequent Notes.

         "Exchange Offer Registration Statement" has the meaning set forth in the initial Registration Rights Agreement in relation to the Initial Notes and has a correlative meaning in relation to any Subsequent Notes.

         "Fixed Charge Ratio" means the ratio, on a pro forma basis, of (1) the aggregate amount of Consolidated EBITDA for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (2) the aggregate Consolidated Fixed Charges during such Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges:

                           (A) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period,

                           (B) Asset Dispositions and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date -- but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above -- shall be assumed to have occurred on the first day of the Reference Period,

                           (C) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period,

                           (D) Consolidated Interest Expense attributable to any Debt, whether existing or being Incurred, computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless the Company or any of its Restricted Subsidiaries is a party to an Interest Rate Protection Agreement, which shall remain in effect for the twelve month period after the Transaction Date, which has the effect of fixing the interest rate on the date of computation, in which case such rate whether higher or lower shall be used, and

                           (E) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt which was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed, as adjusted pursuant to clause (D), (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to Section 4.09(b)(i).

For the purpose of making this computation, Asset Dispositions and Asset Acquisitions which have been made by any Person which has become a Restricted Subsidiary or been merged with or into the Company or any Restricted Subsidiary during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date, shall be calculated on a pro forma basis, including all of the calculations referred to in clauses (A) through (E) above assuming such Asset Dispositions or Asset Acquisitions occurred on the first day of the Reference Period.

         "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Foreign Joint Venture" means a Joint Venture organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia with significant operations or assets outside the United States of America or a State thereof or the District of Columbia.

         "Foreign Sale/Leaseback Transaction" means a Sale/Leaseback Transaction in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Sale/Leaseback Transaction are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia with significant operations or assets outside the United States of America or a State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Gilt Rate" means the yield to maturity at the time of computation of United Kingdom government securities with a constant maturity as compiled by the Office for National Statistics and published in the most recent financial statistics that have become publicly available at least two business days in London prior to the date fixed for redemption, most nearly equal to then remaining years to the Stated Maturity of the Sterling Notes; provided that if the number of years to the Stated Maturity of the Sterling Notes is not equal to the constant maturity of a United Kingdom government security for which a weekly average yield is given, the Gilt Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United Kingdom government securities for which such yields are given except that if the number of years to the Stated Maturity of the Sterling Notes is less than one year, the weekly average yield on actually traded United Kingdom government securities adjusted to a constant maturity of one year shall be used.

         "Global Notes" means, in relation to the Notes issued on the Issue Date and in relation to any issue of Subsequent Notes, one or more registered definitive global securities without coupons, substantially in the form of (i) Exhibit A attached hereto with respect to the 7-Year Dollar Notes, (ii) Exhibit B attached hereto with respect to the 7-Year Sterling Notes or (iii) Exhibit C attached hereto with respect to the 10-Year Dollar Notes, in each case bearing the Global Note Legend, which global securities shall represent all of such Notes outstanding of the applicable series at any time unless or until Definitive Registered Notes of such series are issued in respect of all or any Notes of such series, in which case the Global Notes at any time shall represent all those Notes of the applicable series which are not at such time evidenced by Definitive Registered Notes.

         "Global Note Legend" means any of the legends identifying any Global Note as such initially set forth on the forms of Notes attached hereto as Exhibits A, B and C, respectively.

         "Government Securities" means, collectively, the U.S. Government Obligations and the U.K. Government Obligations.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay or advance or supply funds for the purchase or payment of such Debt or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay, or to maintain financial statement conditions or otherwise, or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest, whether such interest is payable in cash or kind, nor the accretion of original issue discount shall be considered an Incurrence of Debt.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a Book-Entry Interest through a Participant.

         "Initial Notes" has the meaning set forth in the Preamble to this Indenture.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Chase Securities Inc., Chase Manhattan International Limited, Credit Suisse First Boston Corporation and Credit Suisse First Boston (Europe) Limited.

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "International Global Notes" means the Dollar International Global Notes and the Sterling International Global Notes.

         "Issue Date" means the first date on which the Notes are issued under this Indenture.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, USA or London, United Kingdom or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Legends" means the Restricted Note Legend and the Global Note Legend.

         "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in the title thereto. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such Property.

         "Liquidated Damages" means all liquidated damages then owing to any Holders pursuant to a Registration Rights Agreement.

         "Net Cash Proceeds" from a Sale/Leaseback Transaction means cash payments received -- including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, including any cash received upon sale or disposition of such note or receivable, excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Sale/Leaseback Transaction, as the case may be, or received in any other noncash form -- therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred or payable, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP:

                  (1) as a consequence of such Sale/Leaseback Transaction,

                  (2) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or

                  (3) as a result of any repatriation to the United States of any proceeds of such Sale/Leaseback Transaction, as the case may be,

and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments, whether fixed or contingent, attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Sale/Leaseback Transaction, as the case may be, but excluding any payments, which by the terms of the indemnities shall not, under any circumstances, be made prior to the latest Stated Maturity of the outstanding Notes, and net of all payments made on any Debt which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Sale/Leaseback Transaction, as the case may be, and net of all distributions and other payments made to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Sale/Leaseback Transaction, as the case may be.

         "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that both extraordinary gains and losses and non-recurring gains and losses shall be excluded.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, including all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a result of any repatriation to the United States of any proceeds of such Asset Sale, as the case may be, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments, whether fixed or contingent, attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale, as the case may be, but excluding any payments, which by the terms of the indemnities shall not, under any circumstances, be made prior to the latest Stated Maturity of the outstanding Notes, and net of all payments made on any Debt which is secured by any Property included in such Asset Sale, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, as the case may be, and net of all distributions and other payments made to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, as the case may be, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements.

         "Non-Recourse" to a Person as applied to any Debt or portion thereof means that such Person is not, directly or indirectly, liable to make any payments with respect to such Debt or portion thereof, that no Guarantee of such Debt or portion thereof has been made by such Person other than a Guarantee limited in recourse to the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- and that such Debt or portion thereof is not secured by a Lien on any asset of such Person other than the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- or of the Person whose obligations were Guaranteed, provided that for purposes of this definition the status of a Subsidiary as a general partner of a partnership or Joint Venture shall not, without more, cause such Person to be, directly or indirectly, liable to make payments with respect to such Debt or constitute a Guarantee of such Debt for purposes of determining whether Debt is Non-Recourse.

         "Non-U.S. Person" means a person who is not a "U.S. Person" as defined in Regulation S under the Securities Act.

         "Notes" has the meaning assigned to such term in the preamble to this Indenture.

         "Obligations" means any principal, premium, interest, Liquidated Damages, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Initial Notes by the Company pursuant to the Offering Memorandum.

         "Offering Memorandum" means the offering memorandum, dated February 11, 2000, of the Company relating to the Offering.

         "Officer" means, with respect to any Person, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Managing Director--Finance, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President or Executive Director of such Person.

         "Officers' Certificate" means a certificate signed by

                  (1) the Chairman of the Board of Directors or any Vice Chairman, any Executive Director, the Managing Director--Finance or the Treasurer of the Company or any other officer designated as either the "principal financial officer" or the "principal accounting officer" in the most recent periodic report filed by the Company pursuant to Section 13 of the Exchange Act or any other financial officer or accounting officer of the Company that the Board of Directors may designate for purposes of signing such certificate, and

                  (2) the Secretary or any Deputy or Assistant Secretary of the Company and delivered to the Trustee.

         Each such certificate shall comply with Section 314 of the TIA and include the statements provided for in Section 12.05 of this Indenture if and to the extent required thereby.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel satisfactory to the Trustee, who may be an employee of or counsel to the Company. Each such opinion shall comply with Section 314 of the TIA and include the statements provided for in Section 12.05 of this Indenture, if and to the extent required thereby.

         "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream acting through their agents).

         "Permitted Business" means any business of the Company and its Restricted Subsidiaries conducted on the Issue Date, or proposed to be conducted as described in the Offering Memorandum, and any business related, ancillary or complementary thereto.

         "Permitted Holders" means (1) Enron, and any Affiliate of Enron that is controlled by, or under common control with, Enron, and (2) Atlantic Water Trust, a Delaware business trust, and its successors and assigns, but only so long as Enron is the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, of at least 50% of the Voting Stock of the successors and assigns of Atlantic Water Trust.

         "Permitted Payments" means with respect to the Company or any of its Restricted Subsidiaries:

                  (1) any dividend on shares of Capital Stock paid solely in shares of Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock;

                  (2) any dividend or other distribution payable to the Company by any of its Restricted Subsidiaries or by a Restricted Subsidiary to another Restricted Subsidiary or by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

                  (3) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company or any Restricted Subsidiary, or any option, warrant or other right to purchase shares of Capital Stock of the Company or any Restricted Subsidiary, with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed; and

                  (4) any defeasance, redemption, repurchase or other acquisition or retirement for value of any Debt which by its terms ranks subordinate in right of payment to the Notes with the proceeds from the issuance of:

                           (A) Debt which is also subordinate to the Notes at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired or retired is subordinate in right of payment to the Notes; provided that such subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise including defeasance by the Company -- including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" covenant which is no more favorable to the holders of such Debt than the provisions contained in Section 4.06 and such Debt provides that the Company shall not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to Section 4.06--prior to, or in an amount greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or

                           (B) Capital Stock, other than Redeemable Stock of the Company or any Restricted Subsidiary.

         "Permitted Working Capital Facilities" means one or more credit agreements providing for the extension of credit to the Company and/or its Restricted Subsidiaries for working capital or general corporate purposes, including the financing of the costs and expenses of acquisitions and any amendment, supplement, refinancing, renewal, repayment or extension thereof.

         "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of preferred or preference stock of such Person which is outstanding or issued on or after the Issue Date.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

         "Public Equity Offering" means any underwritten public offering of Common Stock of the Company pursuant to a registration statement that has been declared effective by the SEC under the Securities Act, other than a registration statement on Form S-4 or Form S-8.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that is:

                  (1) redeemable, whether by its terms or upon the occurrence of any event, prior to the latest Stated Maturity of the outstanding Notes,

                  (2) redeemable or repurchaseable by the issuer at the option of the holder of such class or series of Capital Stock, whether by its terms or upon the occurrence of any event, at any time prior to the latest Stated Maturity of the outstanding Notes or

                  (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the latest Stated Maturity of the outstanding Notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital

Stock upon the occurrence of a "change of control" occurring prior to the latest Stated Maturity of the outstanding Notes shall not constitute Redeemable Stock if the "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.06 and such Capital Stock specifically provides that the Company shall not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company under Section 4.06.

         "Reference Period" means the most recent four complete fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

         "Registration Rights Agreement" means (i) that certain agreement, dated as of the Issue Date, among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Chase Securities Inc., Chase Manhattan International Limited, Credit Suisse First Boston Corporation and Credit Suisse First Boston (Europe) Limited requiring the Company to make an Exchange Offer for the Initial Notes and (ii) any similar agreement that the Company may enter into with the initial purchasers of any Subsequent Notes requiring the Company to make an Exchange Offer for such Subsequent Notes.

         "Regular Record Date" for interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day) next preceding such Interest Payment Date.

         "Regulation S" means Regulation S promulgated by the SEC under the Securities Act.

         "Responsible Officer," when used with respect to the Trustee, means any officer with direct responsibility for the administration of this Indenture within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Registered Note" means a Dollar Restricted Definitive Registered Note or a Sterling Restricted Definitive Registered Note.

         "Restricted Global Notes" means the U.S. Global Notes and the International Global Notes.

         "Restricted Notes" means the Restricted Global Notes and the Restricted Definitive Registered Notes.

         "Restricted Note Legend" means any of the restrictive legends referred to as applicable to Restricted Notes as set forth on the forms of Notes attached hereto as Exhibits A, B and C, respectively.

         "Restricted Payment" means, with respect to any Person:

                  (1) any dividend or other distribution on any shares of such Person's Capital Stock;

                  (2) any payment on account of the purchase, redemption, acquisition or retirement for value of such Person's Capital Stock; and

                  (3) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the Stated Maturity of any Debt ranking subordinate in right of payment to the Notes.

Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

         "Rule 144A" means Rule 144A promulgated by the SEC under the Securities Act.

         "Rule 903" means Rule 903 of Regulation S promulgated by the SEC under the Securities Act.

         "Rule 904" means Rule 904 of Regulation S promulgated by the SEC under the Securities Act.

         "Sale/Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any of its Restricted Subsidiaries leases any Property that has been or is to be sold or transferred by the Company or its Restricted Subsidiaries to such Person, other than any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of the Property subject to such leasing transaction.

         "SEC" has the same meaning as "Commission".

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Senior Debt" means any Debt of a Person other than Subordinated Debt.

         "7-Year Dollar Notes" has the meaning set forth in the preamble of this Indenture.

         "7-Year Sterling Notes" or "Sterling Notes" has the meaning set forth in the preamble of this Indenture.

         "Shelf Registration Statement" has the meaning set forth in the initial Registration Rights Agreement in relation to the Notes issued on the Issue Date and has a correlative meaning in relation to any Subsequent Notes.

         "Significant Subsidiary" of a Person means, as of any date, any Subsidiary, or two or more Subsidiaries taken together, which constitute a "significant subsidiary" of such Person as that term is defined in the regulations promulgated under the Exchange Act, as in effect as of the date of this Indenture.

         "Special Payment Date" for the payment of any defaulted interest or defaulted Liquidated Damages means a payment date fixed in the manner set forth in Section 2.13.

         "Special Record Date" for the payment of any defaulted interest or defaulted Liquidated Damages means a record date fixed in the manner set forth in Section 2.13.

         "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

         "Sterling Book-Entry Interest" means an indirect beneficial interest in a Sterling Global Note held on, and transferred only through, records maintained in book-entry form by a Sterling Depositary.

         "Sterling Definitive Registered Notes" means the Sterling Restricted Definitive Registered Notes and the Sterling Unrestricted Definitive Registered Notes.

         "Sterling Depositaries" means Euroclear and, at such time as Clearstream may act in such capacity with respect to the Sterling Global Notes, Clearstream, or any successor Depositaries with respect to the Sterling Global Notes.

         "Sterling Equivalent" means, with respect to any monetary amount in a currency other than the Pounds Sterling, at or as of any time for the determination thereof, the amount of Pounds Sterling obtained by converting such foreign currency involved in such computation into Pounds Sterling at the spot rate for the purchase of Pounds Sterling with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (London time) on the date not more than two Business Days prior to such determination.

         "Sterling Global Notes" means the Sterling U.S. Global Notes, the Sterling International Global Notes and, if applicable, the Sterling Unrestricted Global Note.

         "Sterling International Global Notes" means one or more Global Notes bearing the Global Note Legend and the Restricted Note Legend in registered form without coupons that shall be issued on the Issue Date (or, in the case of any Subsequent Notes, thereafter) in an original principal amount equal to the aggregate principal amount of the Sterling Notes sold in reliance on Regulation S and deposited with the Sterling Depositary.

         "Sterling Notes." See "7-Year Sterling Notes".

         "Sterling Restricted Definitive Registered Note" means a Sterling Definitive Registered Note bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof.

         "Sterling Restricted Global Notes" means the Sterling U.S. Global Notes and the Sterling International Global Notes.

         "Sterling Unrestricted Definitive Registered Note" means a Sterling Definitive Registered Note not bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof.

         "Sterling Unrestricted Global Notes" means one or more Global Notes not bearing the Restricted Note Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof, and deposited with the Sterling Depositary.

         "Sterling Unrestricted Notes" means the Sterling Unrestricted Definitive Registered Notes and the Sterling Unrestricted Global Notes.

         "Sterling U.S. Global Notes" means one or more Global Notes bearing the Global Note Legend and the Restricted Note Legend in registered form without coupons that shall be issued on the Issue Date (or, in the case of any Subsequent Notes, thereafter) in an original principal amount equal to the aggregate principal amount of the Sterling Notes sold in reliance on Rule 144A or another applicable exemption (other than Regulation S) and deposited with the Sterling Depositaries.

         "Subordinated Debt" means Debt of the Company that is expressly subordinated to the Notes in contractual right of payment.

         "Subsequent Notes" means up to (i) $50 million aggregate principal amount of additional 7-Year Dollar Notes, (ii) the Sterling Equivalent of $50 million aggregate principal amount of additional 7-Year Sterling Notes, and
(iii) $50 million principal amount of additional 10-Year Dollar Notes, which, in any case, may be offered subsequent to the Issue Date, subject to certain conditions and the terms of this Indenture.

         "Subsidiary" means, with respect to any Person, any corporation or other entity (i) of which a majority of the Voting Stock is at the time directly or indirectly owned by such Person or (ii) the accounts of which are consolidated with those of such other Person in accordance with GAAP.

         "Subsidiary Guarantees" means the joint and several Guarantees of the Notes issuable by the Subsidiary Guarantors in accordance with the requirements of this Indenture.

         "Subsidiary Guarantor" means, unless released from their Subsidiary Guarantees of the Notes as permitted by this Indenture, any Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of this Indenture and executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture.

         "10-Year Dollar Notes" has the meaning set forth in the preamble of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transfer Restricted Securities" has the meaning set forth in the Registration Rights Agreement in relation to the Notes originally issued on the Issue Date.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity -- as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date fixed for redemption, or if such Statistical Release is no longer published, any publicly available source of similar market data -- most nearly equal to the then remaining years to (1) Stated Maturity, in the case of the 7-Year Dollar Notes, or (2) February 15, 2005, in the case of the 10-Year Dollar Notes; provided that if the number of years to (1) Stated Maturity, in the case of the 7-Year Dollar Notes, or (2) February 15, 2005, in the case of the 10-Year Dollar Notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given except that if the number of years to (1) Stated Maturity, in the case of the 7-Year Dollar Notes, or (2) February 15, 2005, in the case of the 10-Year Dollar Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "U.K. Government Obligations" means securities which are (1) direct obligations of the United Kingdom for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United Kingdom, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United Kingdom, which, in either case are not callable or redeemable at the option of the issuer thereof.

         "Unrestricted Subsidiary" means (1) each Subsidiary of the Company that has been designated as such by written action of the Board of Directors as provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary provided that:

                           (A) the Subsidiary to be so designated or any of its Subsidiaries does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated;

                           (B) no Event of Default or event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation; and

                           (C) the Company could Incur at least $1 of Debt under
         Section 4.09(a) after giving effect to the designation.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (x) immediately after giving effect to such designation no Event of Default or Default shall have occurred and be continuing and (y) all Debt of such Unrestricted Subsidiary outstanding immediately following such designation, as if such Debt had been Incurred at such time, would have been permitted to be Incurred under Section 4.09(a). Any such designation by the Board of Directors shall be evidenced to the Holders of the Notes by promptly delivering to the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

         "Unrestricted Definitive Registered Note" means one or more Definitive Registered Notes that do not and are not required to bear the Restricted Note Legend.

         "Unrestricted Global Note" means one or more Global Notes that do not and are not required to bear the Restricted Note Legend.

         "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Restricted Note Legend.

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the Dollar, at or as of any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

         "U.S. Global Notes" means the Dollar U.S. Global Notes and the Sterling U.S. Global Notes.

         "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above, are not callable or redeemable at the option of the issuer thereof, and shall include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) of Regulation S promulgated by the SEC under the Securities Act.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, or persons fulfilling similar responsibilities, of such Person.

SECTION 1.02 Other Definitions.


                         TERM                                       DEFINED IN SECTION
------------------------------------------------------------  ----------------------------

"Additional Amounts" .......................................    10.02
"Affiliate Transaction" ....................................     4.12
"Asset Sale Offer" .........................................     4.07
"Bankruptcy Order ..........................................     6.01
"Change of Control Offer" ..................................     4.06
"Change of Control Purchase" ...............................     4.06
"Change of Control Repurchase Date" ........................     4.06
"Covenant Defeasance" ......................................     8.03
"Custodian" ................................................     6.01
"Event of Default" .........................................     6.01
"Excess Proceeds" ..........................................     4.07
"Excluded Holder" ..........................................    10.02
"Legal Defeasance" .........................................     8.02
"Offer Amount" .............................................     3.09

                         TERM                                       DEFINED IN SECTION
------------------------------------------------------------  ----------------------------

"Offer Period" .............................................     3.09
"Paying Agent" .............................................     2.03
"Principal Paying Agent" ...................................     2.03
"Principal Registrar" ......................................     2.03
"Purchase Date" ............................................     3.09
"Register" .................................................     2.03
"Registrar" ................................................     2.03
"Specified Date" ...........................................     2.15
"Taxes" ....................................................    10.02
"Taxing Jurisdiction" ......................................    10.02
"Transaction Date" .........................................     1.01 (definition of Fixed
                                                                      Charge Ratio)


SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Subsidiary Guarantees;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) provisions apply to successive events and transactions;
and

                  (vi) all references to (i) "$," "US$," "dollars," "Dollars," "U.S. Dollars" or "United States dollars" shall refer to the lawful currency of the United States of America and (ii) "(pound)," "pound," "Pound," "sterling" or "Sterling" shall refer to the lawful currency of the United Kingdom that is legal tender for the payment of public and private debts, as in effect from time to time;

                  (vii) "pro rata" means, a determination made on the basis of the relative proportion of the outstanding aggregate principal amount represented by the outstanding principal amounts of the Dollar Notes and the U.S. Dollar Equivalent of the Sterling Notes as of the time of such determination, calculated in accordance with clause (ix) below;

                  (viii) whenever the definitions in this Article I or the provisions in Articles IV or VI of this Indenture refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies;

                  (ix) the U.S. Dollar Equivalent of Sterling or any other determination of a U.S. Dollar Equivalent for any purpose shall be determined as of a date of determination as otherwise described in the definition of "U.S. Dollar Equivalent" herein and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination shall cause such determination to be modified;

                  (x) the Sterling Equivalent of U.S. Dollars or any other determination of a Sterling Equivalent for any purpose shall be determined as of a date of determination as otherwise described in the definition of "Sterling Equivalent" herein and, in any case, no subsequent change in the Sterling Equivalent after the applicable date of determination shall cause such determination to be modified; and

                  (xi) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01 Form and Dating.

                  (a) Global Notes. The 7-Year Dollar Notes and the 10-Year Dollar Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Dollar U.S. Global Notes, which shall be deposited with the Dollar Depositary on behalf of the purchasers of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Dollar International Global Notes of the same series, which shall be deposited with the Dollar Depositary on behalf of the purchasers of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If and when permitted under the Securities Act, one or more Dollar Unrestricted Global Notes shall be issued from time to time in exchange for Dollar Restricted Global Notes of the same series representing a corresponding aggregate principal amount of Dollar Notes in accordance with the provisions of this Article II and shall be deposited with the Dollar Depositary on behalf of the Holders of the Dollar Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Sterling Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one Sterling U.S. Global Note, which shall be deposited with the Common Depositary on behalf of the purchasers of Sterling Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Sterling Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one Sterling International Global Note, which shall be deposited with the Common Depositary on behalf of the purchasers of the Sterling Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If and when permitted under the Securities Act, one or more Sterling Unrestricted Global Notes may be issued from time to time in exchange for Sterling Restricted Global Notes representing a corresponding aggregate principal amount of Sterling Notes in accordance with the provisions of this Article II and shall be deposited with the Common Depositary on behalf of the Holders of the Sterling Notes represented thereby, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Except as set forth in Section 2.07(a) hereof, the Dollar Global Notes may be transferred, in whole and not in part, only to a successor of the Dollar Depositary or its nominee and the Sterling Global Notes may be transferred, in whole and not in part, only to a successor of the Sterling Depositaries, the Common Depositary or their respective nominees.

                  (b) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (c) Book-Entry Provisions. None of the Depositaries nor the Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Dollar Depositary's nominee, in the case of the Dollar Global Notes, or by the Common Depositary, in the case of the Sterling Global Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee from giving effect to any written certification, proxy, consent, authorization, approval, or other writing furnished by a Depositary or impair, as between the Depositaries and their respective Participants, the operation of customary practices of such Depositaries governing the exercise of the rights of an owner of a Book-Entry Interest in any Global Note.

                  (d) Note Forms. The 7-Year Dollar Notes, 7-Year Sterling Notes and the 10-Year Dollar Notes and the Trustee's respective certificates of authentication shall be substantially in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, with appropriate inclusions and exclusions set forth therein depending on whether such Note is (i) a Restricted Note or an Unrestricted Note and (ii) a Global Note or a Definitive Registered Note, and shall be issued in the forms hereinafter provided. The Exchange Notes of any series may be designated as "Series B" to distinguish them from the Initial Notes of such series. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Notes shall be issued only in registered form. The Notes shall be in denominations of $1,000 principal amount, in the case of the Dollar Notes, and (pound)1,000 principal amount, in the case of the Sterling Notes, and in each case, any integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Trustee, by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (e) Dating. Each Note shall be dated the date of its authentication.

SECTION 2.02        Execution and Authentication.

         An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company may be reproduced on the Notes and, if it is, may be in facsimile form.

         If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture for original issue (except for Notes authenticated and delivered pursuant to an Exchange Offer), shall be limited to:
(a) on the Issue Date, (i) $240 million in aggregate principal amount of 7-Year Dollar Notes, (ii) (pound)100 million in aggregate principal amount of 7-Year Sterling Notes and (iii) $200 million in aggregate principal amount of 10-Year Dollar Notes, plus (b) from time to time or at any time subsequent to the Issue Date, an additional (i) $50 million aggregate principal amount of Subsequent 7-Year Dollar Notes, (ii) Sterling Equivalent of $50 million aggregate principal amount of Subsequent 7-Year Sterling Notes and (iii) $50 million aggregate principal amount of Subsequent 10-Year Dollar Notes, provided, however, that Subsequent Notes of any series under clause (b) may be issued only if the Company is able to Incur such Debt under Section 4.09. In addition, Exchange Notes of any series may be authenticated and delivered under this Indenture from time to time after the Issue Date, in each case pursuant to an Exchange Offer or as provided in Section 2.07(j), in an aggregate principal amount equal to the aggregate principal amount of the outstanding Notes of the same series for which they are exchanged.

         The Trustee shall authenticate Notes of the applicable series for original issue up to the aggregate principal amount permitted by the preceding paragraph upon receipt of a written order signed by an Officer directing the Trustee to authenticate the Notes of such series and certifying that all conditions precedent to the issuance of the Notes of such series contained in this Indenture have been complied with. The aggregate principal amount of Notes outstanding of any series at any time may not exceed such applicable amount set forth in clauses (a) and (b) above except as provided in Section 2.08 hereof.

         In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Notes of any series pursuant to an Exchange Offer, the Company shall use its best efforts to obtain the same CUSIP number or ISIN number and common code for such Subsequent Notes of such series as is printed on the Exchange Notes of such series outstanding at such time; provided, however, that if any such series of Subsequent Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Exchange Notes of such series outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number or ISIN number and common code for such series of Subsequent Notes that is different from the CUSIP number or ISIN number and common code printed on the Exchange Notes of the corresponding series then outstanding.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03 Registrar and Paying Agent.

         The Company shall maintain (i) an office or agency ("Principal Registrar" and "Transfer Agent") in the City of New York where Notes of all series may be presented for registration of transfer or for exchange (subject to Section 2.07) and (ii) an office or agency in Luxembourg, for so long as required by the Luxembourg Stock Exchange, where the Sterling Notes may be presented for registration of transfer or for exchange (subject of Section 2.07). The Company shall also maintain (i) an office or agency in the City of New York where Notes of all series may be presented for payment (the "Principal Paying Agent") and (ii) an office or agency in Luxembourg, for so long as required by the Luxembourg Stock Exchange, where the Sterling Notes may be presented for payment. Further, the Company shall maintain an office or agency in the City of New York where notices and demands in connection with the Notes and this Indenture may be served on the Company. The Company may appoint one or more additional co-registrars and one or more additional paying agents. The term "Registrar" includes the Principal Registrar and any co-registrar and the term "Paying Agent" includes the Principal Paying Agent and any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

         The Company hereby appoints (i) the corporate trust office of the Trustee, located at 600 Travis, Houston, Texas 77002, USA, as agent for service of notice and demands in connection with the Notes and this Indenture; (ii) the corporate trust office of the Trustee in the City of New York, located at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041, USA, as Principal Registrar and Principal Paying Agent; and (iii) the corporate trust office of Chase Manhattan Bank Luxembourg S.A., located at 5, rue Plaitis, L-2338, Luxembourg, Luxembourg, as a Registrar and a Paying Agent.

         Each of the Registrars shall keep a register (the "Register") of the Notes of each series for which it is a Registrar and of their transfer and exchange.

SECTION 2.04        Paying Agent to Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest, or Liquidated Damages, if any, on the Notes, and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agents to pay all money held by them to the Trustee and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or 6.01(b), upon written request to such Paying Agents, require such Paying Agents to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         If the Company acts as its own Paying Agent for the Notes, it shall, on or before each due date of the principal amount of, premium, if any, or interest on the Notes, set aside and segregate and hold in trust for the benefit of the Holders of the Notes, a sum sufficient to pay such principal of, premium, if any, or interest on the Notes and shall notify the Trustee of such action or any failure to take such action.

SECTION 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of all Holders of Notes, if any. If the Trustee is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least five Business Days before each Interest Payment Date and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Notes, if any.

SECTION 2.06 Persons Deemed Owners.

                  (a) The Company, any Subsidiary Guarantor, the Paying Agents, the Registrar, the Trustee and any agent of the Company, any Subsidiary Guarantor, the Paying Agents, the Registrar or the Trustee may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, Liquidated Damages and any other amounts due on such Note and for all other purposes; and neither the Company, any Subsidiary Guarantor, any Paying Agent, the Registrar, the Trustee nor any agent of the Company, any Subsidiary Guarantor, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

                  (b) The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, and Liquidated Damages, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Liquidated Damages due on such interest payment date, in which case such defaulted interest or Liquidated Damages shall be paid in accordance with Section 2.13. All payments of principal, interest and Liquidated Damages, if any, by the Company on the Notes shall be made without withholding or deductions for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by applicable law, rule or regulation (and if such withholding or deduction is required, the Company shall not be obligated to pay any additional amounts in respect of such withholding or deduction).

SECTION 2.07 Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes.

         All Dollar Global Notes shall be exchanged by the Company for Dollar Definitive Registered Notes of the same series if (i) DTC notifies the Company that it is unwilling or unable to continue to act as a Depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 120 days; (ii) DTC so requests following an Event of Default hereunder; or (iii) the Company in its sole discretion determines that the Dollar Global Notes should be exchanged (in whole but not in part) for Dollar Definitive Registered Notes. Upon the occurrence of any of the preceding events, Dollar Definitive Registered Notes shall be issued in such names as the Dollar Book-Entry Depositary shall instruct the Registrar based on the instructions of DTC.

         All Sterling Global Notes shall be exchanged by the Company for Sterling Definitive Registered Notes if (i) either Euroclear or, at such time as Clearstream may act as a Sterling Depositary, Clearstream notifies the Company that it is unwilling or unable to continue to act as a Depositary and a successor Depositary is not appointed by the Company, within 120 days; (ii) Euroclear or, at such time as it may act as a Sterling Depositary, Clearstream, so requests following an Event of Default hereunder; or (iii) the Company in its sole discretion determines that the Sterling Global Notes should be exchanged (in whole but not in part) for Sterling Definitive Registered Notes. Upon the occurrence of any of the preceding events, Sterling Definitive Registered Notes shall be issued in such names as the Sterling Depositary shall instruct the Registrar based on the instructions of Euroclear and, at such time as Clearstream may act as a Sterling Depositary, Clearstream.

         Global Notes of the same series may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a).

         A Global Note may be transferred only as provided in Section 2.01 and this Section 2.07(a).

                  (b) Transfer and Exchange of Book-Entry Interests between Global Notes. A Book-Entry Interest in a Global Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Global Note of the same series. Transfers of Book-Entry Interests between Global Notes of the same series shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

                           (i) General Provisions Applicable to All Transfers and Exchanges of Book-Entry Interests between Global Notes. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Registered Notes), the transferor of such Book-Entry Interest must deliver to the Principal Paying Agent (1) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note of the same series in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

         Prior to 40 days after the later of the commencement of the offering and the date of original issuance of the Notes, International Book-Entry Interests may only be transferred to Persons that have accounts with Euroclear or, in the case of Dollar Book-Entry Interests, Clearstream or Persons who hold interests through Euroclear or, in the case of Dollar Book-Entry Interests, Clearstream.

         The requirements of this Section 2.07(b)(i) shall be deemed to have been satisfied in connection with an Exchange Offer upon receipt by the Principal Paying Agent of instructions contained in a letter of transmittal delivered by any Participant tendering Book-Entry Interests in a Restricted Global Note in such Exchange Offer.

                           (ii) Transfer of Book-Entry Interests to Another Restricted Global Note. A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.07(b)(i) above and the Principal Paying Agent receives the following:

                                    (A) if the transferee will take delivery in
                  the form of a Book-Entry Interest in a U.S. Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) or
                  (3) thereof; and

                                    (B) if the transferee will take delivery in
                  the form of a Book-Entry Interest in an International Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item
                  (2) thereof.

                  Upon satisfaction of the conditions set forth in this Section 2.07(b)(ii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Depositary, and, in the case the of the Sterling Global Notes, the Common Depositary to deliver each relevant Global Note to it, (ii) endorse Schedule A to each relevant Global Note to reflect the relevant increase or decrease in the principal amount of each such Global Note resulting from the applicable transfer, and (iii) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

                           (iii) Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note. A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.07(b)(i) above and:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in such Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company; or

                                    (B) such transfer is effected pursuant to a
                  Shelf Registration Statement in accordance with the applicable Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                                    (C) such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement.

                  Upon satisfaction of the conditions set forth in this Section 2.07(b)(iii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Depositary and, in the case the of the Sterling Global Notes, the Common Depositary to deliver each relevant Global Note to it, (ii) endorse Schedule A to each relevant Global Note to reflect the relevant increase or decrease in the principal amount of each Global Note resulting from the applicable transfer, and (iii) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such exchange or transfer.

                  If any such transfer or exchange is effected pursuant to this
                  Section 2.07(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

                  Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Book-Entry Interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Book-Entry Interests for Definitive Registered Notes. A Book-Entry Interest in a Global Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Definitive Registered Note of the same series. In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note of the same series, the Principal Paying Agent and the Registrar must receive
(1) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged,
(2) a written order directing the Registrar to issue or cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

                           (i) Book-Entry Interests in Restricted Global Notes to Restricted Definitive Registered Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for a Restricted Definitive Registered Note of the same series or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note of the same series, if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

                                    (A) if the holder of such Book-Entry
                  Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof;

                                    (B) if such Book-Entry Interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                                    (C) if such Book-Entry Interest is being
                  transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

                                    (D) if such Book-Entry Interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such Book-Entry Interest is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

                                    (F) if such Book-Entry Interest is being
                  transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

                  Upon satisfaction of the conditions set forth in this Section 2.07(c)(i), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Depositary, and, in the case the of the Sterling Global Notes, the Common Depositary to deliver each relevant Global Note to it, (ii) endorse Schedule A to each relevant Global Note to reflect the relevant decrease in the principal amount of each such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

                  The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                           (ii) Book-Entry Interests in Restricted Global Notes to Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note of the same series or may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note of the same series if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of such Book-Entry Interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in such Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
                  144) of the Company;

                                    (B) such transfer is effected pursuant to a
                  Shelf Registration Statement in accordance with the applicable Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                                    (C) such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement.

                  Upon satisfaction of the conditions set forth in this Section 2.07(c)(ii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Depositary, and, in the case the of the Sterling Global Notes, the Common Depositary, to deliver each relevant Global Note to it, (ii) endorse Schedule A to each relevant Global Note to reflect the relevant decrease in the principal amount of each such Global Note resulting from the applicable exchange or transfer, (iii) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

                  The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                           (iii) Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest in an Unrestricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note of the same series or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note upon the satisfaction of the conditions set forth in the first paragraph of this Section 2.07(c). Upon satisfaction of such conditions the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Depositary and, in the case of the Sterling Global Notes, the Common

         Depositary to deliver each relevant Global Note to it, (ii) endorse Schedule A to each relevant Global Note to reflect the relevant decrease in the principal amount of each such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

         The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                  (d) Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests. A Definitive Registered Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Global Note of the same series. In connection with any transfer or exchange of Definitive Registered Notes for Book-Entry Interests of the same series, the Holder of such Notes shall surrender to the Registrar such Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the Holder of such Definitive Registered Notes must deliver written and/or electronic orders directing the Depositary to credit the account of the transferee Participant in an amount equal to the Book-Entry Interest to be created and identifying the Participant account to be credited.

                           (i) Restricted Definitive Registered Notes to Book-Entry Interests in Restricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Restricted Global Note of the same series or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note of the same series, if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

                                    (A) if the Holder of such Restricted
                  Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof;

                                    (B) if such Restricted Definitive Registered
                  Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Registered
                  Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

                                    (D) if such Restricted Definitive Registered
                  Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such Restricted Definitive Registered
                  Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

                                    (F) if such Restricted Definitive Registered
                  Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

                  Upon satisfaction of all the requirements set forth in this
                  Section 2.07(d)(i), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section
                  2.12 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct, in the case of the Dollar Global Notes, the Dollar Depositary and, in the case of the Sterling Global Notes, the Common Depositary, to deliver to it (x) in the case of clause (C) above, the relevant International Global Note and (y) in all other cases, the relevant U.S. Global Note, (iv) endorse Schedule A to each such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

                           (ii) Restricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) such transfer is effected pursuant to a
                  Shelf Registration Statement in accordance with the applicable Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                                    (C) such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement.

                  Upon satisfaction of all the requirements set forth in this
                  Section 2.07(d)(ii), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section
                  2.12 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct, in the case of the Dollar Global Notes, the Dollar Depositary, and, in the case of the Sterling Global Notes, the Common Depositary, to deliver each relevant Global Notes to it, (iv) endorse Schedule A to each such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return each Dollar Global Note to the Dollar Depositary, and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

                  If any such transfer is effected pursuant to this Section 2.07(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order from the Company in accordance with
                  Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

                           (iii) Unrestricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note of the same series or transfer such Note to a Person who takes delivery thereof in the form of a Book- Entry Interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of the first paragraph of this Section 2.07(d). Upon compliance with such requirements, the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section

         2.12 hereof, (ii) record such transfer or exchange on the Register,
         (iii) instruct, in the case of the Dollar Global Notes, the Dollar Depositary and, in the case of the Sterling Global Notes, the Common Depositary, to deliver each relevant Global Note to it, (iv) endorse Schedule A to each such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return each Dollar Global Note to the Dollar Depositary and each Sterling Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

         If any such transfer is effected pursuant to this Section 2.07(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

                  (e) Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. A Definitive Registered Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Definitive Registered Note of the same series. In connection with any such transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Registered Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e). Upon request by a Holder of Definitive Registered Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Registered Notes.

                           (i) Restricted Definitive Registered Notes to Restricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note of the same series if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
                  Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
                  any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note of the same series or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note of the same series if:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Broker-Dealer that acquired the Restricted Definitive Registered Note tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit D hereto including the certifications contained in item (4) thereof; or

                                    (C) any such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement.

                           (iii) Unrestricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. A Holder of Unrestricted Definitive Registered Notes may only transfer such Notes to a Person who takes delivery thereof in the form of Unrestricted Definitive Registered Notes of the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the corresponding principal amount of the Book-Entry Interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not Broker- Dealers that acquired the Book-Entry Interests tendered in such Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of the

Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Registered Notes in an aggregate principal amount equal to the corresponding principal amount of the Restricted Definitive Registered Notes tendered for acceptance by Persons who certify to the effect set forth in (i) and accepted for exchange in the Exchange Offer.

In addition, the Principal Paying Agent shall (i) endorse Schedule A to each Unrestricted Global Note issued pursuant to the preceding paragraph to reflect the principal amount of Restricted Global Notes of the same series tendered in the Exchange Offer, (ii) deliver each such Unrestricted Global Note to the relevant Depositary, (iii) instruct, in the case of the Dollar Restricted Global Notes, the Dollar Depositary, and, in the case of the Sterling Restricted Global Notes, the Common Depositary, to deliver each relevant Restricted Global Note to it, (iv) endorse Schedule A to each such Restricted Global Note to reflect the decrease in principal amount resulting from the Exchange Offer, and (v) thereafter, return each Dollar Restricted Global Note to the Dollar Depositary and each Sterling Restricted Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with the Exchange Offer.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Restricted Notes Legend.

                                    (A) Except as permitted by subparagraph (B)
                  below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Restricted Note Legend.

                                    (B) Notwithstanding the foregoing, any
                  Global Note or Definitive Registered Note issued pursuant to subparagraphs (b)(iii), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
                  (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Note Legend.

                           (ii) Global Note Legend. Each Global Note may, if the Company so elects, bear the applicable Global Note Legend in substantially the form set forth in the forms of Note attached hereto as Exhibits A, B and C.

                  (h) Cancellation of Global Notes. At such time as all Book-Entry Interests therein have been exchanged for Definitive Registered Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.

                  (i) General Provisions Relating to All Transfers and
Exchanges.

                           (i) To permit regulations of transfers and exchanges, the Company shall execute and, upon the Company's order, the Trustee shall authenticate Global Notes at the request of the Principal Paying Agent and the Registrar, and Definitive Registered Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer of exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.06, 4.07 and 9.05 hereof). The Company shall not impose any fees or other charges in respect of the Notes; however, holders of the Book-Entry Interests may incur fees normally payable in respect of the maintenance and operation of accounts in DTC, Euroclear and Clearstream.

                           (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

                           (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 calendar days before (1) any date fixed for the redemption of any Notes or (2) the day of any selection of Notes for redemption under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Regular Record Date or Special Record Date, as the case may be, and the next succeeding Interest Payment Date or Special Payment Date, as the case may be or (D) to register the transfer of or exchange any Note which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

                           (v) The Trustee shall authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of
         Section 2.02 hereof.

                  (j) If at any time after the consummation of an Exchange Offer for any Initial Notes or Subsequent Notes, such Initial Notes or Subsequent Notes would no longer constitute Transfer Restricted Securities, then the Holder thereof (or the owner of a Book-Entry Interest therein) may, at its option, exchange such Note (or Book-Entry Interest therein) for an Exchange Note of the same series (or a Book-Entry Interest therein) in an equal principal amount by compliance with the procedures set forth in this Section 2.07 applicable to an exchange of Restricted Notes (or Book-Entry Interests therein) for Unrestricted Notes (or Book-Entry Interests therein) of the same series.

SECTION 2.08        Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Subsidiary Guarantor or the Trustee, such security or indemnity, in each case, as may be required by it to hold it harmless, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note of the same series if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, any Subsidiary Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

         Every replacement Note is an additional obligation of the Company and any Subsidiary Guarantor and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09        Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Principal Paying Agent in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Company, any Subsidiary Guarantor or the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (and Liquidated Damages, if any).

SECTION 2.10 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes of each series have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11 Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon the written order of the Company and an Officers' Certificate, definitive Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, replacement, redemption or purchase. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, redemption, purchase or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13 Defaulted Interest.

         If the Company defaults in a payment of interest or Liquidated Damages on the Notes, it shall pay the defaulted interest or Liquidated Damages in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest or Liquidated Damages, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent Special Record Date, and (b) if a Global Note is still outstanding, to the Holder of such Global Note or such payment note, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest or Liquidated Damages proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date in a manner satisfactory to the Trustee, provided that no such Special Record Date shall be less than 10 days prior to the related Special Payment Date for such defaulted interest or Liquidated Damages. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall give, in the manner provided in
Section 12.02 hereof, to Holders of Definitive Registered Notes, if any, and if any Global Note is still outstanding, to the applicable Depositary, a notice that states the Special Record Date, if any, the related payment date and the amount of such interest or Liquidated Damages to be paid.

SECTION 2.14 CUSIP and ISIN Numbers; Common Code.

         The Company in issuing Dollar Notes shall use "CUSIP" numbers and, in issuing Sterling Notes, shall use "ISIN" numbers and common codes, and if so, such CUSIP or ISIN numbers and common codes shall be included in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers, or ISIN numbers or common codes printed in the notice or on the Notes, and that reliance may be placed only on any other identification numbers printed on the Notes. The Company shall promptly notify the Trustee, each Paying Agent and the Registrar of any change in a CUSIP number, ISIN number or common code.

SECTION 2.15 Substitution of Currency.

         If the United Kingdom adopts the Euro to replace Sterling as the legal tender in the United Kingdom, such adoption shall, as provided below, result in the effective redenomination of the Sterling Notes into Euros, and the regulations of the European Commission relating to the Euro shall apply to the Sterling Notes. The circumstances and consequences described in this Section
2.15 entitle none of the Company, any Subsidiary Guarantors or any Holder to early redemption, rescission, notice or repudiation of the terms and conditions of the Sterling Notes or this Indenture or to raise other defenses or to request any compensation claim, nor shall they affect any of the other obligations of the Company or any Subsidiary Guarantors under the Sterling Notes and under this Indenture.

         The Company, any Subsidiary Guarantors and the Trustee shall, without the consent of the Holders, on or after the Specified Date (as defined below) make such modifications to the Sterling Notes and this Indenture as may be necessary in order to facilitate payment of interest in Euros, redemption of the Sterling Notes at the Euro-equivalent of the Sterling principal amount of the Sterling Notes and associated reconventioning, renominalisation and related matters as may be proposed by the Company (and confirmed by an independent financial institution approved by the Trustee to be in conformity with then applicable market conventions). For this purpose, "Specified Date" means the date on which the United Kingdom participates in the third stage of European Economic and Monetary Union pursuant to the treaty establishing the European Community or otherwise participates in European Economic and Monetary Union in a manner with an effect similar to such third stage.

         The Company shall give notice to Holders of the Sterling Notes of any modifications referred to in the previous paragraph and, if the Sterling Notes are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange shall so require, provide a copy of such notice to the Luxembourg Stock Exchange and cause such notice to be published in a leading daily newspaper of general circulation in Luxembourg (which may be the Luxemburger Wort).

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.01 Notices to Trustee.

         If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of such Notes to be redeemed and (iv) the redemption price.

SECTION 3.02 Selection of Notes to Be Redeemed.

         If less than all of the Notes of any series are to be redeemed at any time, the Trustee shall select Notes of such series for redemption not more than 60 days prior to the redemption date from the outstanding Notes of such series not previously called for redemption, with respect to the Sterling Notes, in compliance with the requirements of the Luxembourg Stock Exchange or, if the Sterling Notes are not then listed on the Luxembourg Stock Exchange, and with respect to the Dollar Notes, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the procedures of DTC, Euroclear or Clearstream, as the case may be), provided, that redemption of portions of the principal amount of Notes is made in denominations in integral multiples of $1,000 (in the case of the Dollar Notes) and (pound)1,000 (in the case of the Sterling Notes).

SECTION 3.03 Notice of Redemption.

         The Notes shall be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice given in accordance with the requirements of Section 12.02 hereof.

         The notice shall identify the Notes of such series to be redeemed (including the applicable CUSIP/ISIN numbers/common codes) and shall state:

                  (a) the redemption date;

                  (b) the redemption price and the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid;

                  (c) if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name, address and telephone number of the Paying
Agent;

                  (e) that Notes called for redemption (other than a Global
Note) must be surrendered to the Paying Agent at the address specified to collect the redemption price plus accrued and unpaid interest and Liquidated Damages, if any;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if applicable, on Notes of such series called for redemption cease to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes of such series called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP/ISIN/Common Code number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is otherwise acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         On and after the redemption date, interest and Liquidated Damages, if applicable, shall cease to accrue on Notes or portions of them called for redemption unless the Company shall default in making such redemption payment.

SECTION 3.05 Deposit of Redemption Price.

         Not later than 12:00 noon, New York City time, with respect to the Dollar Notes, and no later than 10:00 a.m., London time, with respect to the Sterling Notes, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent U.S. Dollars, with respect to the Dollar Notes, and Pounds Sterling, with respect to the Sterling Notes, sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if applicable, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and Liquidated Damages, if applicable, on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if applicable, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Liquidated Damages, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the respective rate provided in the Notes of the applicable series and in
Section 4.01 hereof.

SECTION 3.06 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 Optional Redemption.

                  (a) (i) The 10-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time on or after February 15, 2005 upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

         Year                                                       Percentage
         ----                                                       ----------
         2005.......................................................105.375%
         2006.......................................................103.583%
         2007.......................................................101.792%
         2008 and thereafter........................................100.000%

                           (ii) The 10-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time prior to February 15, 2005, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (i) the present value, at the time of redemption, of the principal amount of the 10-Year Dollar Notes begin redeemed, plus premium thereon applicable to 10-Year Dollar Notes redeemable at the option of the Company on February 15, 2005, and any required interest payments due on the 10-Year Dollar Notes being redeemed through February 15, 2005, computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of the 10-Year Dollar Notes being redeemed.

                  (b) The 7-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of 7-Year Dollar Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of the principal amount of the 7-Year Dollar Notes being redeemed and any required interest payments due on the 7-Year Dollar Notes being redeemed through Stated Maturity, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of the 7-Year Dollar Notes being redeemed.

                  (c) The 7-Year Sterling Notes may be redeemed in whole or in part at the Company's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the 7-Year Sterling Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (x) the present value at the time of redemption of the principal amount of the 7-Year Sterling Notes being redeemed and any required interest payments due on the 7-Year Sterling Notes being redeemed through Stated Maturity, computed using a discount rate equal to the Gilt Rate plus 50 basis points over (y) the then outstanding principal amount of the 7-Year Sterling Notes being redeemed.

                  (d) In addition, prior to February 15, 2003, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes of each series originally issued under this Indenture (except pursuant to an Exchange Offer) at a redemption price of (x) in the case of the 7-Year Dollar Notes, 110.375% of the principal amount thereof, (y) in the case of the 10-Year Dollar Notes, 110.75% of the principal amount thereof, and (z) in the case of the 7-Year Sterling Notes, 110.375% of the principal amount thereof, in each case plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date, with all or part of the net cash proceeds of one or more Public Equity Offerings; provided, however, that (1) at least 65% in aggregate principal amount of the Notes of the applicable series originally issued under the Indenture (except pursuant to an Exchange Offer) remains outstanding immediately after the occurrence of such redemption (excluding Notes of such series held by the Company and its Subsidiaries); and (2) the redemption must occur within 60 days of the closing of such Public Equity Offering.

                  (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08 Mandatory Redemption.

         Except as set forth under Sections 4.06 and 4.07 hereof, the Company shall not be required to make mandatory redemption payments with respect to any series of the Notes.

SECTION 3.09 Offer to Purchase by Application of Net Proceeds.

         In the event that, pursuant to Section 4.07 hereof, the Company shall be required to commence an Asset Sale Offer to all Holders and all holders of other Senior Debt of the Company that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the Net Proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Senior Debt and that may be purchased out of Excess Proceeds, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, and Liquidated Damages (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest (or Liquidated Damages, if any) shall be payable to Holders who validly tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall give, in accordance with Section 12.02 hereof, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.07 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not validly tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if applicable;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if applicable, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, or Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (g) that, if the aggregate principal amount of Notes and such other Senior Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Senior Debt to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or (pound)1,000, as the case may be, or integral multiples thereof, shall be purchased); and

                  (h) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Subsidiary Guarantees, if any, duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. Upon surrender and cancellation of a Definitive Registered Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Definitive Registered Note a new Definitive Registered Note equal in principal amount to the unpurchased portion of such surrendered Definitive Registered Note; provided that each such new Definitive Registered Note shall be in a principal amount of $1,000 or (pound)1,000, as the case may be, or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make an endorsement thereon to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.07 hereof. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, and the Company shall promptly issue a new Note (in each case, accompanied by a notation of the Subsidiary Guarantees, if any, duly endorsed by the Subsidiary Guarantors), and the Trustee, upon written request from the Company shall authenticate and mail (or caused to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note tendered. Any Note not so accepted shall be promptly mailed (or caused to be transferred by book entry) by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10 Notices Upon Partial Redemption or Repurchase of Sterling Notes.

         If the Sterling Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, the Company shall, once in each year in which there has been a partial redemption of Sterling Notes under this Article III or a partial repurchase of Sterling Notes pursuant to an Asset Sale Offer under Section 4.07 or a Change of Control Offer under Section 4.06, cause to be published in a leading daily newspaper of general circulation in Luxembourg (which may be the Luxemburger Wort) a notice specifying the aggregate principal amount of Sterling Notes outstanding and a list of the Sterling Notes redeemed pursuant to this Article III or repurchased pursuant to such Asset Sale Offer or Change of Control Offer.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01 Payment of Notes.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, interest, and Liquidated Damages, if any, on the Dollar Notes on the dates and in the manner provided in the Dollar Notes and in this Indenture. The Company shall pay such amount in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  (b) The Company shall pay or cause to be paid the principal of, premium, if any, and Liquidated Damages, if any, on the Sterling Notes on the dates and in the manner provided in the Sterling Notes and in this Indenture. The Company shall pay such amounts in money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts.

                  (c) Principal, premium, if any, interest and Liquidated Damages shall be considered paid on the date due if a Paying Agent, if other than the Company, holds no later than

12:00 noon, New York City time (with respect to the Dollar Notes), and no later than 10:00 a.m., London time (with respect to the Sterling Notes), on the due date U.S. dollars (with respect to the Dollar Notes) and Pounds Sterling (with respect to the Sterling Notes) deposited by the Company by check or transfer of immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of Notes of any series at the interest rate provided for in the Notes of such series to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) of Notes of any series at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for payment or presented for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in accordance with the terms and conditions set forth in Section 2.03 hereof.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York and Luxembourg) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

SECTION 4.03 Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2000, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each Subsidiary Guarantor, if any, have kept, observed, performed and fulfilled their respective obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each Subsidiary Guarantor, if any, have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements referred to in Section 4.15(a) shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof as to which such accountants have professional competence or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04 Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

SECTION 4.05 Stay, Extension and Usury Laws.

         The Company and each Subsidiary Guarantor, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06 Change of Control.

                  (a) If a Change of Control occurs with respect to Notes of any series, each Holder of Notes of such series shall have the right to require the Company to repurchase all or any part (equal to $1,000 or (pound)1,000, as the case may be, or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a "Change of Control Purchase Price" in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the Change of Control Repurchase Date (as defined below).

                  (b) Within 30 days following any Change of Control, the Company shall give a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Repurchase Date specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. If the Change of Control Repurchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest (or Liquidated Damages, if any) (to the extent involving interest that is due and payable on such Interest Payment Date) shall be payable to Holders who validly tender Notes pursuant to the Change of Control Offer. The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  (c) Within 30 days following any Change of Control, the Company shall give, in accordance with Section 12.02, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the Change of Control Repurchase Date;

                           (ii) the "Change of Control Repurchase Date," which shall be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

                           (iii) the circumstances and relevant fact regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

                           (iv) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest and Liquidated Damages, if applicable;

                           (v) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Repurchase Date) shall cease to accrue interest and Liquidated Damages, if applicable, after the Change of Control Repurchase Date;

                           (vi) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to a Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Repurchase Date;

                           (vii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business of the third Business Day, or such shorter periods as may be required by applicable law, preceding the Change of Control Repurchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have such Note repurchased; and

                           (viii) that Holders which elect to have their Notes repurchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

         Such notice also shall contain any other instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

                  (d) Subject to Section 4.06(i), on the Change of Control Repurchase Date, the Company shall, to the extent lawful:

                           (i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

                           (ii) deposit by 12:00 noon, New York time with respect to the Dollar Notes and 10:00 a.m., London time, with respect to the Sterling Notes with a Paying Agent an amount equal to the Change of Control Repurchase Price, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the Change of Control Repurchase Date, in respect of all Notes or portions thereof so tendered; and

                           (iii) deliver or cause to be delivered to a Paying Agent the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  (e) A Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the Change of Control Repurchase Date.

                  (f) Upon surrender and cancellation of a Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Note a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in principal amount of $1,000 or (pound)1,000, as the case may be, or an integral multiple thereof.

                  (g) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Repurchase Date.

                  (h) The provisions described in this Section 4.06 require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

                  (i) Notwithstanding the other provisions of this Section 4.06, the Company shall not be required to make a Change of Control Offer upon a Change of Control, and a Holder shall not have the right to require that the Company repurchase any Notes pursuant to a Change of Control Offer, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.07 Limitations on Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                           (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

                           (ii) such fair market value is determined in good faith by the Board of Directors, whose determination shall be conclusive, and evidenced by a Board Resolution; and

                           (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash.

         For purposes of this provision, each of the following shall be deemed to be cash:

                                    (A) any liabilities (as shown on the
                  Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                                    (B) any securities, notes or other
                  obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

                                    (C) Voting Stock of another Person engaged
                  in a Permitted Business, provided that, after giving effect to the receipt of such Voting Stock, the aggregate book value, as determined in accordance with GAAP, of all such Voting Stock owned by the Company and its Restricted Subsidiaries, excluding the Voting Stock of any Restricted Subsidiary, represents less than 15% of Consolidated Total Assets of the Company.

                  (b) Within 365 days after the Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:

                           (i) to repay Senior Debt of the Company or any Restricted Subsidiaries (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), including to repurchase any Notes;

                           (ii) to acquire all or substantially all of the assets of, or any Voting Stock of, another Person engaged in a Permitted Business, provided that, after giving effect to the acquisition of such Voting Stock, the aggregate book value, as determined in accordance with GAAP, of all such Voting Stock owned by the Company and its Restricted Subsidiaries, excluding the Voting Stock of any Restricted Subsidiary, represents less than 15% of Consolidated Total Assets of the Company;

                           (iii) to make a capital expenditure; or

                           (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.07(b) above shall constitute excess proceeds ("Excess Proceeds"). When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make a pro rata offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Senior Debt of the Company that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Senior Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Senior Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Senior Debt to be purchased on a pro rata basis. Upon completion of each



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

Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company shall comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with any repurchased Notes upon an Asset Sale Offer.

                  (d) To the extent that any or all of the Net Proceeds of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law shall not permit repatriation to the United States. The Company shall agree promptly to take or cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Proceeds shall be applied in the manner set forth in this provision as if such Foreign Asset Sale had occurred on the date of such repatriation.

         To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Proceeds so affected need not be repatriated to the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

SECTION 4.08 Restricted Payments.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment after the Issue Date of the Notes if at the time of such Restricted Payment and after giving effect thereto:

                  (a) an Event of Default or a Default shall have occurred and be continuing;

                  (b) the Company could not Incur at least $1 of Debt under
Section 4.09(a);

                  (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries--the amount so made, if other than in cash, to be determined in good faith by the Board of Directors, as evidenced by a Board Resolution--after the Issue Date of the Notes shall exceed the sum, without duplication, of:

                           (i) $10 million plus 50% of the Net Income of the Company and its consolidated Restricted Subsidiaries for the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately prior to the date of such calculation; provided that if Net Income for such period is less than zero, then minus 100% of the amount of such net loss; plus



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                           (ii) the aggregate net proceeds, including the fair
         market value of proceeds other than cash, as determined in good faith by the Board of Directors, received by the Company from and after the Issue Date of the Notes from (A) the contribution to the common equity capital of the Company or (B) the issuance and sale other than to a Restricted Subsidiary of its Capital Stock--excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock--and warrants, options and rights to purchase its Capital Stock other than Redeemable Stock, but excluding (1) the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock convertible --whether at the option of the Company or the holder thereof or upon the happening of any event--into (x) any security other than its Capital Stock or (y) its Redeemable Stock or (2) net proceeds consisting of evidences of Debt or securities other than Capital Stock; plus

                           (iii) any amount previously included as a Restricted Payment on account of an obligation by the Company or any Restricted Subsidiary to make a Restricted Payment which has not actually been made by the Company or any Restricted Subsidiary and which is no longer required to be made by the Company or any Restricted Subsidiary;

provided that the foregoing clause (c) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of the provisions of this Section 4.08.

SECTION 4.09        Limitations on Debt.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt, including Acquisition Debt; provided, however, that the Company may Incur Debt, and any Restricted Subsidiary may Incur Acquisition Debt, if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of the Company would be equal to or greater than 2.0 to 1.0.

                  (b) Notwithstanding Section 4.09(a), the Company and, to the extent set forth below, the Restricted Subsidiaries, may Incur each and all of the following:

                           (i) Debt of the Company Incurred under Permitted Working Capital Facilities in an aggregate principal amount (together with the maximum amount of letter of credit reimbursement obligations thereunder) at any one time outstanding not to exceed (A) the greater of (1) $200 million and (2) 5% of Consolidated Total Assets of the Company, plus (B) Debt of the Company, the proceeds of which are used to refinance Debt Incurred pursuant to clause (iii) of this covenant, less (C) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company to repay any such Debt pursuant to Section 4.07;

                           (ii) Debt of any Restricted Subsidiary Incurred under Permitted Working Capital Facilities in an aggregate principal amount (together with the maximum amount of letter of credit reimbursement obligations thereunder) at any one time outstanding for all

         Restricted Subsidiaries under this clause (ii) not to exceed (A) the greater of (1) $100 million and (2) 50% of the amount determined pursuant to sub-clause (A) of the preceding clause (i), less (B) the aggregate amount of all Net Proceeds of Asset Sales applied by such Restricted Subsidiary to repay any such Debt pursuant to Section 4.07;

                           (iii) Debt of any Restricted Subsidiary Incurred under the Azurix Europe Credit Facility in an aggregate principal amount at any one time outstanding not to exceed (A) the U.S. Dollar Equivalent of (pound)425.0 million less (B) Debt of the Company or any Restricted Subsidiary, the proceeds of which are used to refinance Debt Incurred under the Azurix Europe Credit Facility, less (C) the aggregate amount of all Net Proceeds of Asset Sales applied by such Restricted Subsidiary to repay any such Debt pursuant to Section 4.07;

                           (iv) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Notes in the amount originally issued under this Indenture, or other Debt of the Company or any Restricted Subsidiary Incurred other than pursuant to clauses (i),
         (ii), (iii), (v), (vii) and (xi) hereof, in each case in an amount--or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price--not to exceed the amount so exchanged or refinanced (plus accrued interest, prepayment premiums, and fees and expenses related to such exchange or refinancing), the amount so exchanged or refinanced being equal to the lesser of:

                                    (A) the principal amount or involuntary
                  liquidation preference of the Debt so exchanged or refinanced; and

                                    (B) if the Debt being exchanged or
                  refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such refinancing;

         provided that (x) if the Debt being exchanged or refinanced was issued by the Company and is Subordinated Debt, such new Debt of the Company shall be subordinated to the Notes at least to the same extent as the Debt being refinanced, (y) if the Debt being exchanged or refinanced was issued by a Restricted Subsidiary, the new Debt shall be Non-Recourse to the Company to no lesser extent than the Debt to be exchanged or refinanced and shall be Non-Recourse to any other Restricted Subsidiary to no lesser extent than the Debt to be exchanged or refinanced, and (z) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced;

                           (v) Debt of the Company owing to and held by any of its Restricted Subsidiaries, or Debt of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary, provided that in each case:



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

                                    (A) any transfer of the Debt Incurred under
                  this clause (v) by a Restricted Subsidiary other than to the Company or another Restricted Subsidiary; and

                                    (B) the occurrence of any transaction that
                  results in a Restricted Subsidiary holding Debt Incurred under this clause (v) ceasing to be a Restricted Subsidiary,

         shall be deemed to be an Incurrence of such Debt not in compliance with this clause (v);

                           (vi) Debt Incurred by any Restricted Subsidiary which is Non-Recourse to the Company and is Non-Recourse to any other Restricted Subsidiary, provided that any event that causes such Debt to cease to be Non-Recourse to the Company or any other Restricted Subsidiary shall be deemed to be an Incurrence of such Debt not in compliance with this clause (vi);

                           (vii) Debt of the Company or any Restricted
         Subsidiary in an aggregate principal amount not to exceed $100 million at any one time outstanding;

                           (viii) Debt of the Company or any Restricted
         Subsidiary in respect of Currency Protection Agreements or Interest Rate Protection Agreements;

                           (ix) Debt of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary;

                           (x) Debt of the Company or any Restricted Subsidiary outstanding as of the Issue Date of the Notes;

                           (xi) Debt of the Company or any Restricted Subsidiary to the extent its principal is secured by a Lien on cash or cash equivalents in an equivalent amount, provided that any event that causes such cash or cash equivalents to be released from such Lien (other than to repay such Debt) shall be deemed to be an Incurrence of such Debt not in compliance with this clause (xi) to the extent of the principal amount of the Debt previously so secured;

                           (xii) Debt of a Restricted Subsidiary that does not own any Capital Stock of any other Restricted Subsidiary or any other material assets and that engages only in the business of Incurring Debt and lending the proceeds thereof to other Restricted Subsidiaries or other Persons in which the Company beneficially owns Capital Stock, and any Guarantee by any other Restricted Subsidiary of any such Debt (but only to the extent such other Restricted Subsidiary has obtained the proceeds of that Debt), provided that any such



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

         Restricted Subsidiary that receives such proceeds could Incur such Debt pursuant to the provisions of this Section 4.09 other than pursuant to clause (v); and

                           (xiii) Debt of the Company pursuant to the Notes issued on the Issue Date, together with any Exchange Notes issued pursuant to a Registration Rights Agreement in exchange for Notes of such series issued on the Issue Date or Subsequent Notes of such series issued after the Issue Date in compliance with this Indenture.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

SECTION 4.10 Limitations on Liens.

         The Company may not Incur any Debt which is secured, directly or indirectly, with, nor shall the Company grant or cause or suffer to exist, a Lien on the Property of the Company now owned or hereafter acquired to secure any Debt of the Company unless contemporaneous therewith or prior thereto the Notes are equally and ratably secured.

         Notwithstanding the foregoing, the Company may grant or cause or suffer to exist, each and all of the following Liens on its Property, whether now owned or hereafter acquired:

                  (a) Liens securing Debt, which Liens were existing on the Property of any entity at the time such Property is acquired by the Company, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens:

                           (x) are not created, incurred or assumed in
                  contemplation of such Property being acquired by the Company, and

                           (y) do not extend to any other Property of the
                  Company;

                  (b) Liens securing any other Debt to be equally and ratably secured as a result of the Incurrence of such Debt;

                  (c) Liens on the Capital Stock held by the Company in any Subsidiary or in any Joint Venture in which the Company is or becomes a partner, shareholder, member or other participant, which Liens are (x) granted in respect of the Capital Stock of a Restricted Subsidiary to secure Debt Incurred in compliance with Section 4.09, (y) granted in respect of the Capital Stock of an Unrestricted Subsidiary, or (y) granted in good faith in connection with the financing of the acquisition of such Capital Stock, provided that in the case of this clause (y) the management of the Company determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole,



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than Liens, taken as a whole, customarily accepted -- or in the absence of any industry custom, reasonably acceptable -- in substantially Non-Recourse project financing;

                  (d) Liens existing on the Issue Date of the Notes;

                  (e) purchase money Liens incurred to secure Debt Incurred by the Company as permitted by Section 4.09, which Debt finances the purchase price of Property acquired in the ordinary course of business or the cost of any improvements or construction with respect to such Property, and which Liens shall not cover any Property other than that being purchased, improved or constructed;

                  (f) Liens on any Property of the Company securing obligations pursuant to Permitted Working Capital Facilities of the Company Incurred in compliance with Section 4.09;

                  (g) Liens incurred in connection with Capitalized Lease Obligations, Currency Protection Agreements or Interest Rate Protection Agreements Incurred by the Company as permitted by Section 4.09; and

                  (h) Liens in respect of extensions, renewals, refunding or refinancing of any Debt secured by any of the Liens referred to in clauses (a) through (g) above, provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific Property which was subject to the original Lien.

SECTION 4.11 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company directly or indirectly,

                  (b) make payments in respect of any Debt owed to the Company or any other Restricted Subsidiary,

                  (c) make loans or advances to the Company or any other Restricted Subsidiary, or

                  (d) transfer any of its Property to the Company or any other Restricted Subsidiary, other than, in case of clauses (a) through (d), those encumbrances and restrictions created or existing:

                           (i) on the Issue Date of the Notes,

                           (ii) pursuant to this Indenture,



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

                           (iii) in connection with the creation of any Permitted Working Capital Facility or the Incurrence of any Debt permitted under Section 4.09(b)(iii), (iv), (v) and (vi),

                           (iv) in connection with the execution and delivery of contracts to which such Restricted Subsidiary is a party in connection with, or as a condition to, the negotiation, procurement or award of a concession from a governmental body,

                           (v) pursuant to applicable law, rules or regulations or orders or ruling of governmental authorities,

                           (vi) customary provisions in Joint Venture agreements,

                           (vii) pursuant to customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of the Company or any Subsidiary,

                           (viii) pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of any Subsidiary or Joint Venture that apply pending the closing of such sale or disposition,

                           (ix) in the form of Liens which are not prohibited by the Section 4.10 and that contain customary limitations on the transfer of collateral,

                           (x) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition which was not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any other Person, or the Properties of any other Person, other than the Person, or the Property of the Person, so acquired, and

                           (xi) any agreement that extends, renews, refinances or replaces an agreement containing encumbrances or restrictions in compliance with the foregoing limitations, if the terms and conditions of those encumbrances or restrictions are not, taken as a whole, materially less favorable to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

SECTION 4.12 Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                           (i) the Affiliate Transaction is on terms that are no less favorable to the Company or its Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or its Restricted Subsidiary with an unrelated Person and

                           (ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or any series of related Affiliate Transactions involving aggregate consideration in excess of $25 million:

                                    (A) a resolution of the Board of Directors
                  set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this Section 4.12 and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, in the absence of any disinterested members of the Board of Directors, by all members of the Board of Directors; or

                                    (B) an opinion as to the fairness to the
                  Company or the relevant Restricted Subsidiary, as the case may be, of the Affiliate Transaction from a financial point of view issued by a nationally recognized expert in evaluating the fairness of such transactions.

                  (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.12(a):

                           (i) any employment or indemnification agreement, or employee or director loan, compensation or benefit arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                           (ii) transactions between or among the Company or its Restricted Subsidiaries on the one hand, and Enron and its Affiliates on the other hand under agreements described in the Offering Memorandum, and any extension, renewal or modification thereof, provided that the extension, renewal or modification is not materially less favorable to Holders of Notes than under the agreement so described;

                           (iii) transactions permitted by Section 4.08;

                           (iv) payments of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company or its Restricted Subsidiaries; and

                           (v) any transaction between the Company and a Restricted Subsidiary or Joint Venture or between a Restricted Subsidiary and another Restricted Subsidiary or Joint Venture.



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

SECTION 4.13 Limitations on Issuances of Guarantees by Restricted Subsidiaries.

         The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any Debt of the Company unless such Restricted Subsidiary shall become a Subsidiary Guarantor by simultaneously executing and delivering a supplemental indenture to this Indenture, in substantially the form of Exhibit H hereto, pursuant to
Section 10.08, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary. If the other Debt of the Company so Guaranteed is pari passu with the Notes, then the Guarantee of that Debt shall be pari passu with or subordinated to the Subsidiary Guarantee. If the other Debt of the Company so Guaranteed is subordinated to the Notes, then the Guarantee of that Debt shall be subordinated to the Subsidiary Guarantee at least to the same extent that the other Debt of the Company so Guaranteed is subordinated to the Notes.

         Before any Restricted Subsidiary provides any Subsidiary Guarantee of the Notes under this covenant, the Company shall perform, or cause its Subsidiaries to perform, all procedures under the English Companies Act necessary to ensure that such Subsidiary Guarantee complies with the applicable restrictions on providing financial assistance under the English Companies Act.

SECTION 4.14 Limitations on Sale/Leaseback Transactions.

         For so long as any of the Notes remain outstanding, the Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless:

                  (a) such transaction involves a lease for a term, including renewals, of not more than three years; or

                  (b) such transaction is between the Company or a Restricted Subsidiary, on the one hand, and another Restricted Subsidiary on the other hand; or

                  (c) (i) the Company would be entitled to Incur Debt secured by a Lien on the Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes, pursuant to Section 4.10;

                           (ii) the Company or a Restricted Subsidiary receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value of the Property sold or otherwise disposed of, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; and

                           (iii) the Company or a Restricted Subsidiary within 365 days following the date of such Sale/Leaseback Transaction, regardless of whether such sale or transfer may have been made by the Company or such Restricted Subsidiary, as the case may be, applies, in the case of a sale or transfer for cash, an amount equal to the Net Cash Proceeds thereof



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

         and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the Property so leased at the time of entering into such arrangement, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, to a use permitted by Section 4.07.

         To the extent that any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law shall not permit repatriation to the United States. The Company shall agree to promptly take or cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Cash Proceeds shall be applied in the manner set forth in this provision as if such Foreign Sale/Leaseback Transaction had occurred on the date of such repatriation.

         To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction would have a material adverse tax consequence to the Company, the Net Cash Proceeds so affected need not be repatriated to the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

SECTION 4.15 Reports.

                  (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall file with the SEC (unless the SEC shall not accept such a filing) within the time periods specified in the SEC's rules and regulations and the Company shall furnish the Trustee within such time periods, for delivery to Holders upon request:

                           (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                           (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  (b) If at the end of any such quarterly or annual period referred to in Section 4.15(a), the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Company shall deliver (promptly after such SEC filing referred to in Section 4.15(a)) to the Trustee for delivery to the Holders of the Notes quarterly and annual financial information required



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by Section 4.15(a) as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (c) In addition, whether or not required by the SEC, the Company shall make such information available to securities analysts, investors and prospective investors upon request. In addition, upon request, the Company shall furnish the Trustee such other non-confidential information, documents and other reports which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act.

                  (d) For so long as any Restricted Notes remain outstanding (unless the Company is subject to the reporting requirements of the Exchange
Act), the Company shall furnish to the Holders thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such information is not provided pursuant to Sections 4.15(a) and 4.15(b).

                  (e) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.15 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.16 Limitation on Investment Company Status.

         The Company shall not, directly or indirectly, take any action or engage in any transaction that would result in the Company's being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.17 Corporate Existence.

         Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or other entity existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted Subsidiary may be merged into, or consolidated or combined with, another Person, or wound up on and liquidated, subject to any other applicable provisions of this Indenture.



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SECTION 4.18 Maintenance of Properties; Insurance; Books and Records.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all time cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) with respect to its material facilities in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.01 Merger, Consolidation, or Sale of Assets.

                  (a) The Company shall not: (i) consolidate or merge with or into another Person (whether or not the Company is the survivor); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or permit any of its Restricted Subsidiaries to enter into one transaction or a series of related transactions that, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Azurix and its Restricted Subsidiaries on a consolidated basis, to any Person unless:

                           (i) either: (A) the Company shall be the continuing Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition of assets of the Company or its Restricted Subsidiaries shall have been made is a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, provided that such Person shall be a corporation formed under such laws unless, at or prior to the time of such consolidation, merger, or sale, assignment, transfer, lease, conveyance or other disposition, such a corporation shall, by execution and delivery to the Trustee of a supplemental indenture in compliance with this Indenture become a co-obligor in respect of the Notes and the Indenture; and



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

                           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, expressly assumes in writing by execution and delivery to the Trustee of a supplemental indenture in compliance with this Indenture all the obligations of the Company under the Notes and this Indenture;

                           (iii) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing;

                           (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or the continuing Person or transferee would be able to Incur at least $1 of Debt under Section 4.09(a); and

                           (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger or sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

         If a transaction does not have as one of its purposes the evasion of the limitations imposed in this Section 5.01, then clause (iv) of this Section
5.01 shall not prohibit a transaction, the principal purpose of which is, as determined in good faith by the Board of Directors and evidenced by a Board Resolution, to change the state of incorporation of the Company.

SECTION 5.02 Successor Entity Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the surviving entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor shall be relieved from all its obligations under the Notes and this Indenture, except in the case of a lease of all or substantially all of the Company's assets.



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                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

         Each of the following is an Event of Default with respect to Notes of any series:

                  (a) default in payment when due of the principal, the Change of Control or Asset Sale Offer purchase price or premium, if any, on the Notes of such series;

                  (b) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes of such series;

                  (c) default on any other Debt of the Company or any Significant Subsidiary if either:

                           (i) such default results from failure to pay principal of such Debt in excess of $25 million at Stated Maturity of such Debt, or

                           (ii) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $25 million or more;

provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such defaulted Debt, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of at least 25% in aggregate principal amount of the Notes of such series at the time outstanding; and provided further that if such default shall be remedied or cured by the Company or the Significant Subsidiary or waived by the holder of such indebtedness, then the Event of Default under this Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Notes or any other Person;

                  (d) default in the performance, or breach, of any other of the covenants or agreements applicable to Notes of such series contained in this Indenture and the Notes of such series and such failure continues for 30 days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series, as provided in this Indenture, provided that notice need not be given, and an Event of Default shall occur, 30 days after breach of the covenants in Sections 4.06, 4.07, 4.08 and 5.01;



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

                  (e) the entry by a court of one or more judgments or orders against the Company or any Significant Subsidiary for the payment of money which in the aggregate exceeds $25 million, excluding the amount thereof covered by insurance or by a bond written by third parties, and which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 30 days from the entry thereof;

                  (f) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

                  (g) a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding,

                           (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding for all or substantially all of its Property, or

                           (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding,

                           (iv) and in each case such order or decree remains unstayed and in effect for 60 days;

                  (h) The holder of any Debt with a principal amount of $25 million or more appoints a receiver or similar official with respect to all or substantially all of the assets of the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law and such receiver is not removed for 15 days; and

                  (i) the Company or any Restricted Subsidiary that is a Significant Subsidiary:

                           (i) commences a voluntary case or proceeding under any Bankruptcy Law,

                           (ii) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its Property,



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

                           (iv) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its Debt,

                           (v) consents to the filing against it of a petition in bankruptcy, or

                           (vi) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

         For purposes of this Article VI, the term "Custodian" is defined to mean any custodian, receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term "Bankruptcy Order" is defined to mean any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

SECTION 6.02 Acceleration.

         If any Event of Default (other than an Event of Default specified in clauses (g), (h) or (i) of Section 6.01 hereof) occurs and is continuing with respect to any series of Notes, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare the aggregate principal of all Notes of such series to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g), (h) or (i) of Section 6.01 hereof occurs, all outstanding Notes of each series shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes of such series by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, Change of Control or Asset Sale Offer purchase price, interest, Liquidated Damages, if any, or premium, if any, with respect to Notes outstanding that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (and Liquidated Damages, if any) on the relevant Notes or to enforce the performance of any provision of such Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right



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or remedy or constitute a waiver of or acquiescence in the Event of Default.
All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of any such series waive an existing Default or Event of Default and its consequences hereunder with respect to such series, except a continuing Default or Event of Default in the payment of the principal of, premium and/or interest, if any, or Liquidated Damages, if any, on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with Section 6.02). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes of such series, if the Holders of the Notes of such series shall have offered to the Trustee reasonable indemnity against expenses and liabilities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06 Limitation on Suits.

         A Holder of a Note of any series may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default with respect to such series;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and



                                       79
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                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to the Notes of any series, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest and Liquidated Damages, if any, remaining unpaid on the Notes of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein



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contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Company or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care



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

and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability.



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                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of Trustee.

                  (a) Subject to the provisions of Section 7.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting in the administration of this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.



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                  (h) The Trustee is not required to make any inquiry or
investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company.

                  (i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

                  (j) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation of removal, the discharge of this Indenture and final payments of the Notes.

                  (k) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

SECTION 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

         If a Default or Event of Default occurs, the Trustee shall give to Holders of Notes a notice in accordance with Section 12.02 of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if



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any, or interest or Liquidated Damages, if any, on any Note, the Trustee may
withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07 Compensation and Indemnity.

         The Company and the Subsidiary Guarantors, if any, shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Subsidiary Guarantors, if any, shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against either of the Company or any Subsidiary Guarantor, if any (including this Section 7.07), and defending itself against any claim (whether asserted by the Company, any Subsidiary Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Subsidiary Guarantors of their obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such separate counsel. The



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Company and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Subsidiary Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest or Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g), (h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08 Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.



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         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Subsidiary Guarantor or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Subsidiary Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall give notice of its succession to the Company.

SECTION 7.10 Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.



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SECTION 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of the Board of Directors of the Company evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes of all series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors, if any, shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes of all series, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all their other obligations under such Notes of each series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith and
(d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise the option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.



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SECTION 8.03        Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03(b), 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15,4.16, 4.17, 4.18 and 5.01(a)(iv) (hereinafter, "Covenant
Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of all series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company shall irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, (i) in the case of the Dollar Notes, cash in U.S. Dollars or non-callable U.S. Government Obligations, and (ii) in the case of the Sterling Notes, cash in Pounds Sterling or non-callable U.K. Government Obligations, or, in each case, a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the outstanding Notes of such series on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) In the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee:

                           (i) either (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has



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

         been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law or related treasury regulations, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (2) a ruling directed to the Trustee from the Internal Revenue Service to the same effect as the Opinion of Counsel described in the previous clause (1);

                           (ii) with respect to the Sterling Notes, an Opinion of Counsel in the United Kingdom or a ruling of the Inland Revenue of the United Kingdom to the effect that the Holders of Notes shall not recognize income, gain or loss for United Kingdom income tax or other tax purposes as a result of such termination and shall be subject to United Kingdom income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance not occurred (and for purposes of such Opinion, such United Kingdom counsel shall assume that Holders of Notes include Holders who are not resident in the United Kingdom); and

                           (iii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (c) In the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee:

                           (i) an Opinion of Counsel in the United States and, in the case of the Sterling Notes, in the United Kingdom, reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes shall not recognize income, gain or loss for United States federal income tax purposes and, in the case of the Sterling Notes, for United Kingdom income tax purposes, as a result of such deposit and defeasance of the covenants included in the definition of Covenant Defeasance and Events of Default and shall be subject to United States federal income tax and, in the case of the Sterling Notes, United Kingdom income tax, on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                           (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (d) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the



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

period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

                  (e) with respect to the Sterling Notes for so long as the Sterling Notes are listed on the Luxembourg Stock Exchange and otherwise if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Subsidiary Guarantors or with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all U.S. Dollars and U.K. Pounds Sterling, as the case may be, and non-callable U.S. Government Obligations and non-callable U.K. Government Obligations, as the case may be (including the proceeds thereof), deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations or non-callable U.K. Government Obligations, as the case may be, deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money, non-callable U.S. Government Obligations or non-callable U.K. Government Obligations, as the case may be, held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount



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thereof that would then be required to be deposited to effect an equivalent
Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable shall, subject to applicable escheat law, be paid to the Company on the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company or to the Subsidiary Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition) and, in the case of the 7-Year Sterling Notes, a leading daily newspaper with general circulation in Luxembourg (which may be the Luxemburger Wort) or, if the 7-Year Sterling Notes are not listed on the Luxembourg Stock Exchange and it is not practicable to so publish, a leading daily English language newspaper having general circulation in Europe previously approved by the Trustee) notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

         Nothing contained in this Section 8.06 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad-17 under the Exchange Act.

SECTION 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations, in the case of the Dollar Notes, or Pounds Sterling or U.K. Government Obligations, in the case of the Sterling Notes, in accordance with Section 8.05, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' Obligations under this Indenture, the Notes and the Subsidiary Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or U.K. Government Obligations, as the case may be, in accordance with Section 8.05; provided, however, that, if the Company or the Subsidiary Guarantors make any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of such Obligations, the Company and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or U.K. Government Obligations, as the case may be, held by the Trustee or Paying Agent.



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                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, if any, or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated registered Notes in addition to or in place of Definitive Registered Notes or to alter the provisions of
Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or the Subsidiary Guarantors' assets pursuant to Article V or Article X hereof;

                  (d) to add or release Subsidiary Guarantors pursuant to the terms of this Indenture;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Company or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

                  (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (g) to evidence or provide for the appointment under this Indenture of a successor Trustee;

                  (h) to add additional Events of Default;

                  (i) to secure the Notes and/or the Subsidiary Guarantees, if any; or

                  (j) to give effect to the provisions of Section 2.15.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and of the board of directors, board of trustees or managing partners of each Subsidiary Guarantor, if any, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join



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with the Company and each of the Subsidiary Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 With Consent of Holders of Notes.

         Except as provided below in this Section 9.02 and subject to Section
6.07 hereof, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Subsidiary Guarantees, if any, and the Notes of any series with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Subsidiary Guarantees, if any, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes of each series affected thereby then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series).

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and of the board of directors, board of trustees or managing partners of each Subsidiary Guarantor, if any, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and each of the Subsidiary Guarantors, if any, in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall give to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of each series affected thereby then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of the Holder of each of the Notes of any series so



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affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) extend the final maturity of any of the Notes of such series;

                  (b) reduce the principal amount of any of the Notes of such series;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) change the currency of payment, except as described in
Section 2.15;

                  (e) alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09,
4.06 and 4.07;

                  (f) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

                  (g) except as otherwise permitted by this Indenture, release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, or change any Subsidiary Guarantee in any manner that would adversely affect the right of Holders;

                  (h) impair or affect the right of any Holder of Notes to institute suit for the payment of Notes; or

                  (i) make any change in Section 6.04 or 6.07 or in the foregoing amendment and waiver provisions.

         Additionally, without the consent of the Holders of all outstanding Notes of any series, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) reduce the percentage of outstanding Notes of such series which is required for any such amendment or waiver.

SECTION 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture, the Subsidiary Guarantees, or the Notes of any series shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.



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SECTION 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note of any series is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note of such series that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees, if any, duly endorsed by the Subsidiary Guarantors) that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Subsidiary Guarantors may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate of the Board of Directors of the Company and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.07 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.



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                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

SECTION 10.01 Subsidiary Guarantees.

         Subject to the provisions of this Article X, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Subsidiary Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture, the Subsidiary Guarantees and the Notes, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, these Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.



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         Each Subsidiary Guarantor further agrees that, as between the
Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of these Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Subsidiary Guarantees. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Subsidiary Guarantees.

SECTION 10.02 Additional Amounts.

         All payments made by any Subsidiary Guarantor, if any, under or with respect to its Subsidiary Guarantee, if any, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of the United Kingdom or any other jurisdiction in which a Subsidiary Guarantor, if any, is incorporated or of any prefecture or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless such Subsidiary Guarantor, if any, is required to withhold or deduct Taxes by law, regulation or governmental policy or by the interpretation or administration thereof. If any Subsidiary Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to any Subsidiary Guarantee, such Subsidiary Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to a payment made to a Holder and no reimbursement shall be made to a Holder for Taxes paid by such Holder (each such Holder, an "Excluded Holder") with respect to any Tax imposed, levied, payable or due (1) by reason of the Holder's or beneficial owner's present or former connection with the United Kingdom or any other jurisdiction in which a Subsidiary Guarantor is incorporated or any prefecture or territory thereof, other than through the mere receipt or holding of Notes or by reason of the receipt of payments thereunder; (2) by reason of the failure of the Holder or beneficial owner of Notes to satisfy any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or (3) by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment more than 30 days after the date such payment became due and payable or was duly provided for under the terms of the Notes, whichever is later.

         The obligation of any Subsidiary Guarantor to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to: (x) any



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estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(y) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any Subsidiary Guarantee; or (z) Taxes imposed on or with respect to any payment by any Subsidiary Guarantor to the Holder or beneficial owner if such Holder or beneficial owner is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

         Such Subsidiary Guarantor shall also (1) make such withholding or deduction compelled by applicable law and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Such Subsidiary Guarantor shall, upon written request of a Holder, furnish to each such Holder certified copies of tax receipts evidencing the payment of any Taxes by such Subsidiary Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to such Subsidiary Guarantor, within 60 days after the later of the date of receipt of such written request and the date of receipt of such evidence. If notwithstanding such Subsidiary Guarantor's efforts to obtain such receipts, the same are not obtainable, such Subsidiary Guarantor shall promptly provide such Holder with other evidence reasonably satisfactory to such Holder of such payments by such Subsidiary Guarantor. If any Subsidiary Guarantor conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the jurisdiction under which such Subsidiary Guarantor is incorporated, in a manner which causes Holders to be liable for taxes on payments under any Subsidiary Guarantee for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the Notes described above shall be considered to apply to such Holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to Excluded Holder shall be deemed to include Holders or beneficial owners having a present or former connection with such Taxing Jurisdiction or any state, prefecture or territory thereof. Such Subsidiary Guarantor shall, upon written request of any Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (2) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1) and paid by such Holder so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement shall not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to any Subsidiary Guarantee is due and payable, if any Subsidiary Guarantor shall pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), such Subsidiary Guarantor shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable



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under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 10.03 Limitation of Subsidiary Guarantor's Liability.

         Each U.S. Subsidiary Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirms that it is their intention that the Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Title 11 of the U.S. Code, the U.S. Uniform Fraudulent Conveyance Act, the U.S. Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of such Subsidiary Guarantor under its Subsidiary Guarantee under this Article X shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Subsidiary Guarantor pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, result in the Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

         Each Subsidiary Guarantor shall also comply with whitewash procedures, and/or any similar enactments or procedures in any applicable jurisdiction required to (i) validly authorize, execute or deliver a Subsidiary Guarantee or
(ii) have a Subsidiary Guarantee be enforceable, including in relation to the execution of the notation of Subsidiary Guarantee and the payment of amounts due under the Subsidiary Guarantee.

SECTION 10.04 Execution and Delivery of Subsidiary Guarantees.

         To evidence the Subsidiary Guarantees set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of the Subsidiary Guarantees substantially in the form of Exhibit G shall be endorsed by manual or facsimile signature by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee.

         Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantees set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.



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         If an Officer or Officer whose signature is on the Subsidiary
Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.05 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                  (a) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or other disposition of all or substantially all of the Properties of a Subsidiary Guarantor, to the Company or another Subsidiary Guarantor.

                  (b) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into another Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or other disposition of all or substantially all of the Properties to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that such transaction meets all of the following requirements: (i) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or other disposition, subject to the provisions of Section 10.06 hereof, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger or consolidation), by supplemental indenture substantially in the form of Exhibit H hereto, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the Person which shall have acquired such property, (ii) such transaction does not violate any of the covenants set forth in Article IV and (iii) no Default or Event of Default has occurred and is continuing, nor shall such transaction result in a Default or an Event of Default, immediately after giving effect to such transaction, that is continuing.

         In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit H hereto, of the Subsidiary Guarantees and the due and punctual performance of all of the covenants of this Indenture to be performed by the Subsidiary Guarantor, such successor shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor thereupon may cause to be signed any or all of the notations of Subsidiary Guarantees to be endorsed upon all of the Notes



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issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.06 Releases of Subsidiary Guarantee.

                  (a) The Subsidiary Guarantee and all other obligations under this Indenture of a Subsidiary Guarantor shall be released (i) in connection with any sale or other disposition of all or substantially all of the Properties of such Subsidiary Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with Section 4.07 hereof; or (ii) in connection with the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, if the Company applies the Net Proceeds of that sale in accordance with Section 4.07 hereof; or (iii) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with this Indenture; or (iv) at such time as such Subsidiary Guarantor ceases to Guarantee any other Debt of the Company. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such transaction was in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, or such Subsidiary Guarantee is to be released pursuant to the other provisions of the immediately preceding sentence, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

SECTION 10.07 "Trustee" to Include Paying Agent.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

SECTION 10.08 Addition of Subsidiary Guarantors.

         To become a Subsidiary Guarantor hereunder, a Person shall execute and deliver to the Trustee (i) a supplemental indenture substantially in the form of Exhibit H hereto, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers' Certificate required under Section 9.06 hereof. Such Opinion of Counsel shall also include an opinion to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles



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as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Subsidiary Guarantee).

SECTION 10.09 Consent to Jurisdiction and Service of Process.

         Each Subsidiary Guarantor that is not organized under the laws of the United States (including the States and the District of Columbia) (each a "Non-U.S. Subsidiary Guarantor") hereby appoints the principal office of CT Corporation System in The City of New York which, on the date hereof, is located at 1633 Broadway, New York, New York 10019, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Notes which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Note, and each Non-U.S. Subsidiary Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Notes, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor Authorized Agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Subsidiary Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon any such Non-U.S. Subsidiary Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Subsidiary Guarantor arising out of or based on any Note may also be instituted by the Holder of such Note in any competent court in the jurisdiction of organization of such Non-U.S. Subsidiary Guarantor, and such Non-U.S. Subsidiary Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

SECTION 10.10 Waiver of Immunity.

         To the extent that any Non-U.S. Subsidiary Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Notes, such Non-U.S. Subsidiary Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.



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SECTION 10.11 Judgment Currency.

         Each Non-U.S. Subsidiary Guarantor (or, in the case of the Sterling Notes, each non-U.K. Subsidiary Guarantor) and the Company agree to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars (or, in the case of the Sterling Notes, Pounds Sterling) and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount (or, in the case of the Sterling Notes, the Pounds Sterling amount) is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York (or, in the case of the Sterling Notes, the City of London) at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars (or, in the case of the Sterling Notes, Pounds Sterling) with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Subsidiary Guarantor and the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars (or, in the case of the Sterling Notes, Pounds Sterling).

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge.

         This Indenture shall upon the request of the Company cease to be of further effect with respect to outstanding Notes of a series (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's and any Subsidiary Guarantors' obligations under Section 7.07, and the Trustee's and each Paying Agent's obligations under Sections 11.02 and 11.03) and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

                  (a) either

                           (i) all outstanding Notes of such series therefore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all outstanding Notes of such series not theretofore delivered to the Trustee for cancellation



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                                    (A) have become due and payable; or

                                    (B) shall become due and payable at their
                  Stated Maturity within one year, or

                                    (C) are to be called for redemption within
                  one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose (1) in the case of the Dollar Notes, U.S. Dollars and U.S. Government Obligations, and (2) in the case of the Sterling Notes, U.K. Pounds Sterling and U.K. Government Obligations, or a combination thereof, in an amount sufficient (as certified by an independent public accountant designated by the Company expressed in a written certification thereof delivered to the Trustee) to pay and discharge the entire indebtedness of such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), accrued and unpaid interest and Liquidated Damages, if any, to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company with respect to such series;

                  (c) no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.08, 7.07, 7.08, 8.06
11.02, 11.03 and 12.04, and the Trustee's and each Paying Agent's obligations in Sections 8.06 and 11.03 shall survive until the Notes of such series are no longer outstanding. Thereafter, only the Company's obligations in Sections 8.06 and 11.03 shall survive.

         In order to have money available on a payment date to pay principal (and premium, if any, on), interest or Liquidated Damages, if any, on the Notes of such series, the U.S. Government Obligations and the U.K. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall



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provide the necessary money. The U.S. Government Obligations and the U.K.
Government Obligations shall not be callable at the issuer's option.

SECTION 11.02 Application of Trust.

         All U.S. Dollars, U.K. Pounds Sterling, U.S. Government Obligations or U.K. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Company, be invested prior to maturity, in the case of the Dollar Notes, in non-callable U.S. Government Obligations, and, in the case of the Sterling Notes, in non-callable U.K. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest, and Liquidated Damages, if any, for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.03 Repayment to the Company.

         The provisions of Section 8.06 hereof shall be applicable in all respects to any money deposited under this Article XI with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable.

SECTION 11.04 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations or U.K. Government Obligations, as the case may be, in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgement of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' Obligations under this Indenture, the Notes and the Subsidiary Guarantees, as applicable, shall be revived and reinstated as though no deposit has occurred pursuant to Section 11.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or U.K. Government Obligations, as the case may be, in accordance with Section 11.02, provided, however, that if the Company or any Subsidiary Guarantor has made any payment of principal (and, premium, if any), interest and Liquidated Damages, if any, on any Notes because of the reinstatement of their Obligations, the Company or such Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or U.K. Government Obligations, as the case may be, held by the Trustee or Paying Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control, irrespective of whether or not this Indenture has yet been qualified under the TIA.

SECTION 12.02 Notices.

         Any notice or communication by the Company, the Subsidiary Guarantors, if any, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or the Subsidiary Guarantors:

                           Azurix Corp.
                           333 Clay Street
                           Houston, Texas  77002
                           Telecopier No.: (713) 345-5330
                           Telephone No.: (713) 646-6001
                           Attention: General Counsel

         If to the Trustee:

                           Chase Bank of Texas, National
                             Association
                           600 Travis Street, Suite 1150
                           Houston, Texas 77002
                           Telecopier No.: (713) 577-5200
                           Telephone No.: (713) 216-4808
                           Attention: Ms. Ronda L. Parman

         The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, to its address shown on the register kept by the Registrar. In addition, if the Sterling Notes are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange shall so require, any such notice or communication to Holders shall be published in a leading daily newspaper with general circulation in Luxembourg (which may be the Luxemburger Wort) or, if the Sterling Notes are not listed on the Luxembourg Stock Exchange and such publication is not practicable, in a leading daily English-language newspaper having general circulation in Europe previously approved by the Trustee. For so long as any of the Notes are represented by Global Notes, notice to Holders shall (in addition to publication as described above) also be given by substantially concurrent delivery of the relevant notice to the applicable Depositary (as the case may be) for communication to the holders of the Book-Entry Interests. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt. Any notice or communication given by newspaper publication shall be deemed to have been given on the date of publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above.

         If the Company or any Subsidiary Guarantor gives a notice or communication to Holders, it shall give a copy to the Trustee and each Agent at the same time.

         All notices or communications, including without limitation notices to the Trustee or the Company or any Subsidiary Guarantor by Holders, shall be in writing, except as set forth below, and in the English language.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03 Communication by Holders of Notes with Other Holders of Notes.

         The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall, if requested by the Trustee, furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. Each Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 No Personal Liability of Directors, Officers, Partners, Employees, Incorporators, Stockholders and Members.

         No past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 12.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 Successors.

         All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11 Severability.

         In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.


                                        AZURIX CORP.




                                        By: /s/ ANDREA L. MAINELLI
                                            ------------------------------------
                                            Name: Andrea L. Mainelli
                                            Title: Managing Director--Finance


                                        CHASE BANK OF TEXAS,
                                            NATIONAL ASSOCIATION, as
                                             Trustee




                                        By: /s/ RONDA L. PARMAN
                                            ------------------------------------
                                            Name: Ronda L. Parman
                                            Title: Assistant Vice President and
                                             Trust Officer

                                                                       EXHIBIT A

                           FORM OF 7-YEAR DOLLAR NOTE

                                 [Face of Note]

[FOR GLOBAL NOTES ONLY:] [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RESTRICTED NOTES ONLY:] [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THE SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S,

         (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH AZURIX CORP.

         (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND

         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED BY IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

                                                      CUSIP No. [05501M AA 2](1)
                                                                [U05517 AA 2](2)


                                  AZURIX CORP.

                           10 3/8% SENIOR NOTE DUE 2007

No. ___                                                              $__________


         Azurix Corp., a Delaware corporation (the "Company"), promises to pay to _____________________________ or registered assigns, the principal sum of Dollars [FOR GLOBAL NOTES ONLY:] [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note] on February 15, 2007.

Interest Payment Dates: February 15 and August 15 of each year

Record Dates: February 1 and August 1 of each year

         Reference is hereby made to the further provisions of this 7-Year Dollar Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Dollar Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this 7-Year Dollar Note to be signed manually or by facsimile by a duly authorized officer.


                                             AZURIX CORP.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

--------

(1)     For 7-Year Dollar Notes sold in reliance on Rule 144A
(2)     For 7-Year Dollar Notes sold in reliance on Regulation S

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



This is one of the dollar-denominated 10 3/8% Senior Notes due 2007 referred to in the within- mentioned Indenture.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Trustee



By:
   -----------------------------------
      Authorized Signatory


Date of authentication:
                       ---------------

                                 [BACK OF NOTE]

                          10 3/8% SENIOR NOTE DUE 2007

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The Company promises to pay interest on the principal amount of this 7-Year Dollar Note at 10 3/8% per annum and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the 7-Year Dollar Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 18, 2000(3); provided that if there is no existing Default in the payment of interest, and if this 7-Year Dollar Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further that if the Exchange Offer is consummated [FOR INITIAL NOTES ONLY:] [and Exchange Notes are issued in exchange for this 7-Year Dollar Note in connection therewith, any accrued and unpaid interest on this 7-Year Dollar Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes] [FOR EXCHANGE NOTES ONLY:] [and this 7-Year Dollar Note is issued in exchange for Initial Notes in connection therewith, interest will accrue on this 7-Year Dollar Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this 7-Year Dollar Note or, if no such interest has been paid, from February 18, 2000(3)]; provided, further, that the first Interest Payment Date shall be August 15, 2000(3). The Company shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 10 3/8% per annum. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the 7-Year Dollar Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of 7-Year Dollar Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such 7-Year Dollar Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The 7-Year Dollar Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose in the City of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the

--------

(3) For Subsequent Notes and related Exchange Notes, substitute applicable corresponding dates.

register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all 7-Year Dollar Notes in the form of Global Notes and all other 7-Year Dollar Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Chase Bank of Texas, National Association shall act as Paying Agent and Registrar with respect to the 7-Year Dollar Notes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a Subsidiary Guarantor, if any, may act in any such capacity.

         4. INDENTURE. The Company issued the 7-Year Dollar Notes under an Indenture dated as of February 18, 2000 (the "Indenture") between the Company and the Trustee. The terms of the 7-Year Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The 7-Year Dollar Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 7-Year Dollar Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 7-Year Dollar Notes are obligations of the Company limited to $240 million in aggregate principal amount, plus, under certain circumstances an additional $50 million in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

                  (a) The 7-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time prior to maturity upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the 7-Year Dollar Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of the principal amount of the 7-Year Dollar Notes being redeemed and any required interest payments due of the 7-Year Dollar Notes being redeemed through Stated Maturity, computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of the 7-Year Dollar Notes being redeemed.

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2003, the Company may (but shall not have the obligation to) redeem on any one or more occasions, up to 35% of the aggregate principal amount of 7-Year Dollar Notes originally issued under the Indenture at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date, with all or part of the net cash proceeds of one or more Public Equity Offerings; provided, however, that at least 65% in aggregate principal amount of 7-Year Dollar Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding for purposes of determining the 7-Year Dollar Notes that remain outstanding any 7-Year

Dollar Notes held by the Company or any Subsidiary); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the 7-Year Dollar Notes.


         7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, subject to the terms of the Indenture, each Holder of 7-Year Dollar Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's 7-Year Dollar Notes at a purchase price equal to 101% of the aggregate principal amount of the 7-Year Dollar Notes repurchased plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase pursuant to a Change of Control Offer in accordance with the provisions of the Indenture.

                  (b) When the aggregate amount of Excess Proceeds from any Asset Sale exceeds $25.0 million, the Company shall make a pro rata offer to all holders of Notes and all holders of other Senior Debt of the Company that is pari passu with the Notes as set forth in the Indenture to purchase the maximum principal amount of Notes and such other Senior Debt that may be purchased out of the Excess Proceeds. The Company or such Restricted Subsidiary shall be required to apply such Excess Proceeds to offer to repurchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 7-Year Dollar Notes are to be redeemed at its registered address as recorded in the Register. 7-Year Dollar Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 7-Year Dollar Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, cease to accrue on 7-Year Dollar Notes or portions thereof called for redemption unless the Company defaults in making such redemption payment.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The 7-Year Dollar Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of 7-Year Dollar Notes may be registered and 7-Year Dollar Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 7-Year Dollar Note or portion of a 7-Year Dollar Note selected for redemption, except for the unredeemed portion of any 7-Year Dollar Note being redeemed in part. Also, it need not exchange or register the transfer of any 7-Year Dollar Note for a period of 15 days before (i) any date fixed for the redemption of any Notes or (ii) the day of any selection of Notes for redemption or during the period between a record date and the corresponding Interest Payment Date, or of any 7-Year Dollar Note tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

         10. PERSONS DEEMED OWNERS. The registered Holder of a 7-Year Dollar Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Dollar Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 7-Year Dollar Notes and of each other series of Notes affected thereby, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Dollar Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 7-Year Dollar Notes and of each other series of Notes affected thereby. Without the consent of any Holder of a 7-Year Dollar Note or any Holder of any other series of Notes, the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Dollar Notes may be amended or supplemented for certain specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency, to make any change that would provide any additional rights or benefits to the Holders of the 7-Year Dollar Notes or surrender any right or power conferred upon the Company or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights under the Indenture of any such Holder and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include in summary form:
(i) default in payment when due of the principal, the Change of Control or Asset Sale Offer purchase price or premium, if any, on the 7-Year Dollar Notes; (ii) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the 7-Year Dollar Notes; (iii) default on any other Debt of the Company or any Significant Subsidiary if either (a) such default results from failure to pay principal of such Debt in excess of $25 million at Stated Maturity of such Debt, or (b) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $25 million or more; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the 7-Year Dollar Notes then outstanding to comply with certain other covenants or agreements in the Indenture or the 7-Year Dollar Notes (provided that no such notice need be given, and an Event of Default shall occur 30 days after breach of the covenants in Sections 4.06, 4.07, 4.08 or 5.01 of the Indenture); (v) the failure by the Company or any Significant Subsidiary to pay final judgments by courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Company or certain Restricted Subsidiaries. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 7-Year Dollar Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the 7-Year Dollar Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 7-Year Dollar Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to a payment on the 7-Year Dollar Notes) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the 7-Year Dollar Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 7-Year Dollar Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages, if any, on, the 7-Year Dollar Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, initially Chase Bank of Texas, National Association, under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Company or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the 7-Year Dollar Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 7-Year Dollar Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 7-Year Dollar Notes.

         15. AUTHENTICATION. This 7-Year Dollar Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 18, 2000, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 7-Year Dollar Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 7-Year Dollar Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                        Azurix Corp.
                                        333 Clay Street
                                        Houston, TX 77002
                                        U.S.A.
                                        Attention: Chief Financial Officer

                               FORM OF ASSIGNMENT

To assign this 7-Year Dollar Note, fill in the form below: (I) or (we) assign and transfer this 7-Year Dollar Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this 7-Year Dollar Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     --------------------------


                                   Your Signature:
                                                  ------------------------------
                                   (Sign exactly as your name appears on the face of this 7-Year Dollar Note)



                                   Signature Guarantee:
                                                       -------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this 7-Year Dollar Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

         [ ] Sections 3.09 and 4.07   [ ] Section 4.06

         If you want to elect to have only part of the 7-Year Dollar Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):


$
 -----------------------

Date:                           Your Signature:
     ------------------------                  ---------------------------------
                                 (Sign exactly as your name appears on the Note)

                                Tax Identification No.:
                                                       -------------------------


                                Signature Guarantee:
                                                    ----------------------------

                                   SCHEDULE A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note of the same series or for a Definitive Registered Note of the same series, or exchanges of a part of another Global Note of the same series or Definitive Registered Note of the same series for an interest in this Global Note, have been made:


                                                                            PRINCIPAL AMOUNT           SIGNATURE OF
                                AMOUNT OF               AMOUNT OF          OF THIS GLOBAL NOTE          AUTHORIZED
                               DECREASE IN             INCREASE IN           FOLLOWING SUCH            SIGNATORY OF
                            PRINCIPAL AMOUNT        PRINCIPAL AMOUNT          DECREASE (OR              TRUSTEE OR
   DATE OF EXCHANGE        OF THIS GLOBAL NOTE     OF THIS GLOBAL NOTE          INCREASE)               DEPOSITARY
---------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT B

                          FORM OF 7-YEAR STERLING NOTE

                                 [Face of Note]

[FOR GLOBAL NOTES ONLY:] [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY, IN EACH CASE, AS AGENT FOR A DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR SYSTEM ("EUROCLEAR") [OR CLEARSTREAM BANKING ("CLEARSTREAM")] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR [OR CLEARSTREAM] (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR [OR CLEARSTREAM], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.]

[FOR RESTRICTED NOTES ONLY:] [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THE SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S,

         (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH AZURIX CORP. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND

         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED BY IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

                                                      ISIN No. [XS0108064709](1)
                                                               [XS0108064618](2)
                                                      Common Code [010806470](1)
                                                                  [010806461](2)

                                  AZURIX CORP.

                           10 3/8% SENIOR NOTE DUE 2007

No. ___                                                        (pound)__________

         Azurix Corp., a Delaware corporation (the "Company"), promises to pay to ___________________________ or registered assigns, the principal sum of _______________________________ Pounds Sterling [FOR GLOBAL NOTES ONLY:] [or
such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note] on February 15, 2007.


Interest Payment Dates: February 15 and August 15 of each year

Record Dates: February 1 and August 1 of each year

         Reference is hereby made to the further provisions of this 7-Year Sterling Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Sterling Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this 7-Year Sterling Note to be signed manually or by facsimile by a duly authorized officer.


                                        AZURIX CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

--------

(1)     For 7-Year Sterling Notes sold in reliance on Rule 144A
(2)     For 7-Year Sterling Notes sold in reliance on Regulation S

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the sterling-denominated 10 3/8% Senior Notes due 2007 referred to in the within- mentioned Indenture.


CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Trustee



By:
    --------------------------------------
    Authorized Signatory

Date of authentication:
                        ------------------

                                 [BACK OF NOTE]

                          10 3/8% SENIOR NOTE DUE 2007

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The Company promises to pay interest on the principal amount of this 7-Year Sterling Note at 10 3/8% per annum and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the 7-Year Sterling Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 18, 2000(3); provided, that if there is no existing Default in the payment of interest, and if this 7-Year Sterling Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that if the Exchange Offer is consummated [FOR INITIAL NOTES ONLY:] [and Exchange Notes are issued in exchange for this 7-Year Sterling Note in connection therewith, any accrued and unpaid interest on this 7-Year Sterling Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes] [FOR EXCHANGE NOTES ONLY:] [and this 7-Year Sterling Note is issued in exchange for Initial Notes in connection therewith, interest will accrue on this 7-Year Sterling Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this 7-Year Sterling Note or, if no such interest has been paid, from February 18, 2000(3)]; provided, further, that the first Interest Payment Date shall be August 15, 2000(3). The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 10 3/8% per annum. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the 7-Year Sterling Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of 7-Year Sterling Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such 7-Year Sterling Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The 7-Year Sterling Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose in the City of New York, or, within Luxembourg, for so long as required by the Luxembourg Stock Exchange, or, at the option of the Company, payment of interest and Liquidated Damages, if any,

--------

(3) For Subsequent Notes and related Exchange Notes, substitute applicable corresponding dates.

may be made by check mailed to the Holders at their addresses set forth on the Register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all 7-Year Sterling Notes in the form of Global Notes and all other 7-Year Sterling Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Chase Bank of Texas, National Association shall act as Principal Paying Agent and Registrar and Chase Manhattan Bank Luxembourg S.A. shall act as Registrar and Paying Agent, for so long as required by the Luxembourg Stock Exchange. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a Subsidiary Guarantor, if any, may act in any such capacity.

         4. INDENTURE. The Company issued the 7-Year Sterling Notes under an Indenture dated as of February 18, 2000 (the "Indenture") between the Company and the Trustee. The terms of the 7-Year Sterling Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The 7-Year Sterling Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 7-Year Sterling Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 7-Year Sterling Notes are obligations of the Company limited to (pound)100 million in aggregate principal amount, plus, under certain circumstances the Sterling Equivalent of an additional $50 million in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

                  (a) The 7-Year Sterling Notes may be redeemed in whole or in part at the Company's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the 7-Year Sterling Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of the principal amount of the 7-Year Sterling Notes being redeemed and any required interest payments due of the 7-Year Sterling Notes being redeemed through Stated Maturity, computed using a discount rate equal to the Gilt Rate plus 50 basis points over (ii) the then outstanding principal amount of the 7-Year Sterling Notes being redeemed.

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2003, the Company may (but shall not have the obligation to) redeem on any one or more occasions, up to 35% of the aggregate principal amount of 7-Year Sterling Notes originally issued under the Indenture at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date, with all or part of the net cash proceeds of one or more Public Equity Offerings; provided, however, that at least 65% in aggregate principal amount of 7-Year Sterling Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding for purposes of determining the 7-Year Sterling Notes that remain outstanding any 7-Year Sterling Notes held by the Company or any Subsidiary); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the 7-Year Sterling Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, subject to the terms of the Indenture, each Holder of 7-Year Sterling Notes shall have the right to require the Company to repurchase all or any part (equal to (pound)1,000 or an integral multiple thereof) of each Holder's 7-Year Sterling Notes at a purchase price equal to 101% of the aggregate principal amount of the 7-Year Sterling Notes repurchased plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase pursuant to a Change of Control Offer in accordance with the provisions of the Indenture.

                  (b) When the aggregate amount of Excess Proceeds from any Asset Sale exceeds $25.0 million, the Company shall make a pro rata offer to all holders of Notes and all holders of other Senior Debt of the Company that is pari passu with the Notes as set forth in the Indenture to purchase the maximum principal amount of Notes and such other Senior Debt that may be purchased out of the Excess Proceeds. The Company or such Restricted Subsidiary shall be required to apply such Excess Proceeds to offer to repurchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 7-Year Sterling Notes are to be redeemed at its registered address as recorded in the Register. 7-Year Sterling Notes in denominations larger than (pound)1,000 may be redeemed in part but only in whole multiples of (pound)1,000, unless all of the 7-Year Sterling Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, cease to accrue on 7-Year Sterling Notes or portions thereof called for redemption unless the Company defaults in making such redemption payment.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The 7-Year Sterling Notes are in registered form without coupons in denominations of (pound)1,000 and integral multiples of (pound)1,000. The transfer of 7-Year Sterling Notes may be registered and 7-Year Sterling Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 7-Year Sterling Note or portion of a 7-Year Sterling Note selected for redemption, except for the unredeemed portion of any 7-Year Sterling Note being redeemed in part. Also, it need not exchange or register the transfer of any 7-Year Sterling Note for a period of 15 days before (i) any date fixed for the redemption of any Notes or
(ii) the day of any selection of Notes for redemption or during the period between a record date and the corresponding Interest Payment Date, or of any 7-Year Sterling Note tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

         10. PERSONS DEEMED OWNERS. The registered Holder of a 7-Year Sterling Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Sterling Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 7-Year Sterling Notes and of each other series of Notes affected thereby, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Sterling Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 7-Year Sterling Notes and of each other series of Notes affected thereby. Without the consent of any Holder of a 7-Year Sterling Note or any Holder of any other series of Notes, the Indenture, the Subsidiary Guarantees, if any, or the 7-Year Sterling Notes may be amended or supplemented for certain specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency, to make any change that would provide any additional rights or benefits to the Holders of the 7-Year Sterling Notes or surrender any right or power conferred upon the Company or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights under the Indenture of any such Holder and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include in summary form:
(i) default in payment when due of the principal, the Change of Control or Asset Sale Offer Purchase Price or premium, if any, on the 7-Year Sterling Notes; (ii) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the 7-Year Sterling Notes; (iii) default on any other Debt of the Company or any Significant Subsidiary if either (a) such default results from failure to pay principal of such Debt in excess of $25 million at Stated Maturity of such Debt, or (b) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $25 million or more; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the 7-Year Sterling Notes then outstanding to comply with certain other covenants or agreements in the Indenture or the 7-Year Sterling Notes (provided that no such notice need be given, and an Event of Default shall occur 30 days after breach of the covenants in Sections 4.06, 4.07, 4.08 or 5.01 of the Indenture); (v) the failure by the Company or any Significant Subsidiary to pay final judgments by courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Company or certain Restricted Subsidiaries. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 7-Year Sterling Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the 7-Year Sterling Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 7-Year Sterling Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to a payment on the 7-Year Sterling Notes) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the 7-Year Sterling Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 7-Year Sterling Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages, if any, on, the 7-Year Sterling Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, initially Chase Bank of Texas, National Association, under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Company or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the 7-Year Sterling Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 7-Year Sterling Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 7-Year Sterling Notes.

         15. AUTHENTICATION. This 7-Year Sterling Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 18, 2000, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. ISIN NUMBERS/COMMON CODE NUMBERS. The Company has caused ISIN numbers/ Common Code numbers to be printed on the 7-Year Sterling Notes and the Trustee may use ISIN numbers/Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 7-Year Sterling Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Azurix Corp.
                  333 Clay Street
                  Houston, TX 77002
                  U.S.A.
                  Attention: Chief Financial Officer

                               FORM OF ASSIGNMENT

         To assign this 7-Year Sterling Note, fill in the form below: (I) or
(we) assign and transfer this 7-Year Sterling Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this 7-Year Sterling Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
     ------------------


                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this 7-Year Sterling Note)



                                   Signature Guarantee:
                                                       -------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this 7-Year Sterling Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

         [ ] Section 3.09 and 4.07   [ ] Section 4.06

         If you want to elect to have only part of the 7-Year Sterling Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of (pound)1,000):

(pound)
       -------------------

Date:                           Your Signature:
      -------------------------                 --------------------------------
                                 (Sign exactly as your name appears on the Note)

                                Tax Identification No.:
                                                       -------------------------


                                Signature Guarantee:
                                                    ----------------------------

                                   SCHEDULE A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note of the same series or for a Definitive Registered Note of the same series, or exchanges of a part of another Global Note of the same series or Definitive Registered Note of the same series for an interest in this Global Note, have been made:


                                                                            PRINCIPAL AMOUNT           SIGNATURE OF
                                AMOUNT OF               AMOUNT OF          OF THIS GLOBAL NOTE          AUTHORIZED
                               DECREASE IN             INCREASE IN           FOLLOWING SUCH            SIGNATORY OF
                            PRINCIPAL AMOUNT        PRINCIPAL AMOUNT          DECREASE (OR              TRUSTEE OR
   DATE OF EXCHANGE        OF THIS GLOBAL NOTE     OF THIS GLOBAL NOTE          INCREASE)               DEPOSITARY
----------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT C

                           FORM OF 10-YEAR DOLLAR NOTE

                                 [Face of Note]


[FOR GLOBAL NOTES ONLY:] [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RESTRICTED NOTES ONLY:] [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THE SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S,

         (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH AZURIX CORP. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND

         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED BY IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

                                                      CUSIP No. [05501M AC 8](1)
                                                                [U05517 AC 8](2)


                                  AZURIX CORP.

                          10 3/4% SENIOR NOTE DUE 2010

No. ___                                                              $__________

         Azurix Corp., a Delaware corporation (the "Company"), promises to pay to or registered assigns, the principal sum of Dollars [FOR GLOBAL NOTES ONLY:] [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note] on February 15, 2010.


Interest Payment Dates: February 15 and August 15 of each year

Record Dates: February 1 and August 1 of each year

         Reference is hereby made to the further provisions of this 10-Year Dollar Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this 10-Year Dollar Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this 10-Year Dollar Note to be signed manually or by facsimile by a duly authorized officer.


                                        AZURIX CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

--------

(1)     For 10-Year Dollar Notes sold in reliance on Rule 144A
(2)     For 10-Year Dollar Notes sold in reliance on Regulation

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



This is one of the 10 3/4% Senior Notes due 2010 referred to in the within-mentioned Indenture.


CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Trustee



By:
    ------------------------------------
    Authorized Signatory

Date of authentication:
                       -----------------

                                 [BACK OF NOTE]

                           10 3/4% SENIOR NOTE DUE 2010

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The Company promises to pay interest on the principal amount of this 10-Year Dollar Note at 10 3/4% per annum and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the 10-Year Dollar Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 18, 2000(3); provided that if there is no existing Default in the payment of interest, and if this 10-Year Dollar Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that if the Exchange Offer is consummated [FOR INITIAL NOTES ONLY:] [and Exchange Notes are issued in exchange for this 10-Year Dollar Note in connection therewith, any accrued and unpaid interest on this 10-Year Dollar Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes] [FOR EXCHANGE NOTES ONLY:] [and this 10-Year Dollar Note is issued in exchange for Initial Notes in connection therewith, interest will accrue on this 10-Year Dollar Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this 10-Year Dollar Note or, if no such interest has been paid, from February 18, 2000(3)]; provided, further, that the first Interest Payment Date shall be August 15, 2000(3). The Company shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 10 3/4% per annum. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the 10-Year Dollar Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of 10-Year Dollar Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such 10-Year Dollar Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The 10-Year Dollar Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose in the City of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth on the

--------

(3) For Subsequent Notes and related Exchange Notes, substitute applicable corresponding dates.

Register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all 10-Year Dollar Notes in the form of Global Notes and all other 10-Year Dollar Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Chase Bank of Texas, National Association shall act as Principal Paying Agent and Registrar with respect to the 10-Year Dollar Notes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a Subsidiary Guarantor, if any, may act in any such capacity.

         4. INDENTURE. The Company issued the 10-Year Dollar Notes under an Indenture dated as of February 18, 2000 (the "Indenture") between the Company and the Trustee. The terms of the 10-Year Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The 10-Year Dollar Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 10-Year Dollar Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 10-Year Dollar Notes are obligations of the Company limited to $200 million in aggregate principal amount, plus, under certain circumstances an additional $50 million in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

                  (a) (i) The 10-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time on or after February 15, 2005 upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, up to the applicable redemption date, if redeemed during the 12-month period beginning on February 15, of the years indicated below:

         Year                                                        Percentage
         ----                                                        ----------
         2005........................................................105.375%
         2006........................................................103.583%
         2007........................................................101.792%
         2008 and thereafter.........................................100.000%

                           (ii) The 10-Year Dollar Notes may be redeemed in whole or in part at the Company's option at any time prior to February 15, 2005, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of the Company, the principal amount of the 10-Year Dollar Notes begin redeemed, plus premium thereon applicable to 10-Year Dollar Notes redeemable at the option of the Company on February 15, 2005, and any required interest payments due on the 10-Year Dollar Notes being redeemed through February 15, 2005, computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of the 10-Year Dollar Notes being redeemed.

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2003, the Company may (but shall not have the obligation to) redeem on any one or more occasions, up to 35% of the aggregate principal amount of 10-Year Dollar Notes originally issued under the Indenture at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date, with all or part of the net cash proceeds of one or more Public Equity Offerings; provided, however, that at least 65% in aggregate principal amount of 10-Year Dollar Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding for purposes of determining the 10-Year Dollar Notes that remain outstanding any 10-Year Dollar Notes held by the Company or any Subsidiary);
and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the 10-Year Dollar Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, subject to the terms of the Indenture, each Holder of 10-Year Dollar Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's 10-Year Dollar Notes at a purchase price equal to 101% of the aggregate principal amount of the 10-Year Dollar Notes repurchased plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase pursuant to a Change of Control Offer in accordance with the provisions of the Indenture.

                  (b) When the aggregate amount of Excess Proceeds from any Asset Sale exceeds $25.0 million, the Company shall make a pro rata offer to all holders of Notes and all holders of other Senior Debt of the Company that is pari passu with the Notes as set forth in the Indenture to purchase the maximum principal amount of Notes and such other Senior Debt that may be purchased out of the Excess Proceeds. The Company or such Restricted Subsidiary shall be required to apply such Excess Proceeds to offer to repurchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 10-Year Dollar Notes are to be redeemed at its registered address as recorded in the Register. 10-Year Dollar Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 10-Year Dollar Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, cease to accrue on 10-Year Dollar Notes or portions thereof called for redemption unless the Company defaults in making such redemption payment.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The 10-Year Dollar Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of 10-Year Dollar Notes may be registered and 10-Year Dollar Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 10-Year Dollar Note or portion of a 10-Year Dollar Note selected for redemption, except for the unredeemed portion of any 10-Year Dollar Note being redeemed in part. Also, it need not exchange or register the transfer of any 10-Year Dollar Note for a period of 15 days before (i) any date fixed for the redemption of any Notes or
(ii) the day of any selection of Notes for redemption or during the period between a record date and the corresponding Interest Payment Date, or of any 10-Year Dollar Note tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

         10. PERSONS DEEMED OWNERS. The registered Holder of a 10-Year Dollar Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, if any, or the 10-Year Dollar Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 10-Year Dollar Notes and each other series of Notes affected thereby, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the 10-Year Dollar Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 10-Year Dollar Notes and each other series of Notes affected thereby. Without the consent of any Holder of a 10-Year Dollar Note or any Holder of any other series of Notes, the Indenture, the Subsidiary Guarantees, if any, or the 10-Year Dollar Notes may be amended or supplemented for certain specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency, to make any change that would provide any additional rights or benefits to the Holders of the 10-Year Dollar Notes or surrender any right or power conferred upon the Company or the Subsidiary Guarantors by the Indenture that does not adversely affect the legal rights under the Indenture of any such Holder and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include in summary form:
(i) default in payment when due of the principal, the Change of Control or Asset Sale Offer purchase price or premium, if any, on the 10-Year Dollar Notes; (ii) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the 10-Year Dollar Notes; (iii) default on any other Debt of the Company or any Significant Subsidiary if either (a) such default results from failure to pay principal of such Debt in excess of $25 million at Stated Maturity of such Debt, or (b) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $25 million or more; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the 10-Year Dollar Notes then outstanding to comply with certain other covenants or agreements in the Indenture or the 10-Year Dollar Notes (provided that no such notice need be given, and an Event of Default shall occur 30 days after breach of the covenants in Sections 4.06, 4.07, 4.08 or 5.01 of the Indenture); (v) the failure by the Company or any Significant Subsidiary to pay final judgments by courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Company or certain Restricted Subsidiaries. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, certain Restricted Subsidiaries constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding 10-Year Dollar Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the 10-Year Dollar Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 10-Year Dollar Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to a payment) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the 10-Year Dollar Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 10-Year Dollar Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages, if any, on the 10-Year Dollar Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, initially Chase Bank of Texas, National Association under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Company or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the 10-Year Dollar Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 10-Year Dollar Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 10-Year Dollar Notes.

         15. AUTHENTICATION. This 10-Year Dollar Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 18, 2000, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 10-Year Dollar Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 10-Year Dollar Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Azurix Corp.
                  333 Clay Street
                  Houston, TX 77002
                  U.S.A.
                  Attention: Chief Financial Officer

                               FORM OF ASSIGNMENT

       To assign this 10-Year Dollar Note, fill in the form below: (I) or (we) assign and transfer this 10-Year Dollar Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this 10-Year Dollar Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     -----------------------


                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this 10-Year Dollar Note)



                                  Signature Guarantee:
                                                      --------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this 10-Year Dollar Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

         [ ] Section 3.09 and 4.07   [ ] Section 4.06

         If you want to elect to have only part of the 10-Year Dollar Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):

$
 ----------------

Date:                           Your Signature:
      -----------------------                  ---------------------------------
                                 (Sign exactly as your name appears on the Note)

                                Tax Identification No.:
                                                       -------------------------


                                Signature Guarantee:
                                                    ----------------------------

                                   SCHEDULE A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note of the same series or for a Definitive Registered Note of the same series, or exchanges of a part of another Global Note of the same series or Definitive Registered Note of the same series for an interest in this Global Note, have been made:


                                                                            PRINCIPAL AMOUNT           SIGNATURE OF
                                AMOUNT OF               AMOUNT OF          OF THIS GLOBAL NOTE          AUTHORIZED
                               DECREASE IN             INCREASE IN           FOLLOWING SUCH            SIGNATORY OF
                            PRINCIPAL AMOUNT        PRINCIPAL AMOUNT          DECREASE (OR              TRUSTEE OR
   DATE OF EXCHANGE        OF THIS GLOBAL NOTE     OF THIS GLOBAL NOTE          INCREASE)               DEPOSITARY
------------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER

Azurix Corp.
333 Clay Street, 10th Floor
Houston, Texas 77002
United States

Chase Bank of Texas, National Association
55 Water Street, North Building
Room 234, Windows 20 and 21
15th Floor
New York, New York 10041
United States

         Re:   [10 3/8] [10 3/4]% Senior Notes due [2007] [2010] of Azurix Corp.

         Reference is hereby made to the Indenture, dated as of February 18, 2000 (the "Indenture"), between Azurix Corp., as issuer (the "Company"), and Chase Bank of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Notes [or interest in such Notes] specified in Annex A hereto, in a principal amount of[$] [(pound)] ___________ (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

         [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE U.S. GLOBAL NOTE OR A DEFINITIVE REGISTERED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the U.S. Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE INTERNATIONAL GLOBAL NOTE OR A DEFINITIVE REGISTERED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believe that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Restricted Note Legend printed on the International Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE U.S. GLOBAL NOTE OR A DEFINITIVE REGISTERED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof; or

                  (c) [ ] such Transfer is being effected to an institutional "Accredited Investor," as defined in Rule 501(A)(1), (2), (3) or (7) of Regulation D under the Securities Act, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Restricted Definitive Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000 or (pound)250,000, as applicable, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Global Note and/or the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR AN UNRESTRICTED DEFINITIVE REGISTERED NOTE. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Restricted Note Legend.

         This certificate and the statements contained herein are made for your benefit.



                                        ----------------------------------------
                                        [Insert Name of Transferor]



                                        By:
                                            ------------------------------------

                                        Name:
                                        Title:


Dated:
       ------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER


         1. The Transferor owns and proposes to transfer the following:

                         [CHECK ONE OF (a), (b) or (c)]

                  (a) [ ] a Book-Entry Interest in the:

                           (i) [ ] Sterling U.S. Global Note (ISIN ________; Common Code ________), held through Participant Account __________, or

                           (ii) [ ] Dollar U.S. Global Note (CUSIP________), held through Participant Account __________, or

                           (iii) [ ] Sterling International Global Note (ISIN ________; Common Code ________), held through Participant Account
         __________, or

                           (iv) [ ] Dollar International Global Note (CUSIP ________), held through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] a Book-Entry Interest in the:*

                           (i) [ ] Sterling U.S. Global Note (ISIN ________; Common Code ________), held through Participant Account __________, or

-------------------

* A Definitive Registered Note or an interest in a Global Note may only be transferred to a person that takes delivery thereof in the form of a Definitive Registered Note or an interest in a Global Note of the same series.

                           (ii) [ ] Dollar U.S. Global Note (CUSIP________), held through Participant Account __________, or

                           (iii) [ ] Sterling International Global Note (ISIN ________; Common Code ________), held through Participant Account
         __________, or

                           (iv) [ ] Dollar International Global Note (CUSIP ________), held through Participant Account __________, or

                           (v) [ ] Sterling Unrestricted Global Note (ISIN ________; Common Code ________), held through Participant Account
         __________, or

                           (vi) [ ] Dollar Unrestricted Global Note (CUSIP ________) held through Participant Account __________; or

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note; or

                  (d) [ ] a Sterling Unrestricted Definitive Registered Note; or

                  (e) [ ] a Dollar Unrestricted Definitive Registered Note.

                                                                       EXHIBIT E

                         FORM OF CERTIFICATE OF EXCHANGE

Azurix Corp.
333 Clay Street, 10th Floor
Houston, Texas 77002
United States

Chase Bank of Texas, National Association
55 Water Street, North Building
Room 234, Windows 20 and 21
15th Floor
New York, New York 10041
United States

          Re:  [10 3/8] [10 3/4]% Senior Notes due [2007] [2010] of Azurix Corp.

          (CUSIP ________; ISIN ________; Common Code ________)

         Reference is hereby made to the Indenture, dated as of February 18, 2000 (the "Indenture"), between Azurix Corp., as issuer (the "Company"), and Chase Bank of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Notes [or interest in such Notes] specified on Annex A hereto, in a principal amount of [$] [(pound)] ____________ (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE REGISTERED NOTES OR BOOK-ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE REGISTERED NOTES OR BOOK-ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE REGISTERED NOTE. In connection with the Exchange of the Owner's Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Definitive Registered Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
DEFINITIVE REGISTERED NOTE TO BOOK-ENTRY INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Registered Note for a Book-Entry Interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies that the Book-Entry Interest is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interest will continue to be subject to the restrictions on transfer enumerated in the Restricted Note Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit.


                                        [Insert Name of Owner]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


Dated:
       -------------------------------

                       ANNEX A TO CERTIFICATE OF EXCHANGE

         1. The Owner currently owns and proposes to Exchange the following:

                         [CHECK ONE OF (a), (b) or (c)]

                  (a) [ ] a Book-Entry Interest in the:

                           (i) [ ] Sterling U.S. Global Note (ISIN ________; Common Code ________), held through Participant Account __________, or

                           (ii) [ ] Dollar U.S. Global Note (CUSIP________), held through Participant Account __________, or

                           (iii) [ ] Sterling International Global Note (ISIN ________; Common Code ________), held through Participant Account
         __________, or

                           (iv) [ ] Dollar International Global Note (CUSIP ________), held through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note, or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

         2. After the Exchange the Owner will hold:

                                   [CHECK ONE]

                  (a) [ ] a Book-Entry Interest in the:*

                           (i) [ ] Sterling U.S. Global Note (ISIN ________; Common Code ________), through Participant Account __________, or

                           (ii) [ ] Dollar U.S. Global Note (CUSIP________), through Participant Account __________, or


---------------

* A Definitive Registered Note or an interest in a Global Note may only be exchanged for a Definitive Registered Note or an interest in a Global Note of the same series.

                           (iii) [ ] Sterling International Global Note (ISIN ________; Common Code ________), through Participant Account
         __________, or

                           (iv) [ ] Dollar International Global Note (CUSIP ________), through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

         3. The Owner requests that Definitive Registered Notes be registered in the following name:


                      --------------------------------------------

                      --------------------------------------------

                      --------------------------------------------

and sent to the Owner at the following address:


                      --------------------------------------------

                      --------------------------------------------

                      --------------------------------------------

                                    EXHIBIT F

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Azurix Corp.
333 Clay Street, 10th Floor
Houston, Texas 77002
United States

Chase Bank of Texas, National Association
55 Water Street, North Building
Room 234, Windows 20 and 21
15th Floor
New York, New York 10041
United States

          Re:  [10 3/8] [10 3/4]% Senior Notes due [2007] [2010] of Azurix Corp.

         Reference is hereby made to the Indenture, dated as of February 18, 2000 (the "Indenture"), between Azurix Corp., as issuer (the "Company"), and Chase Bank of Texas National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of [$] [(pound)] ____________ aggregate principal amount of:

                  (a) [ ] a Book-Entry Interest in a Global Note, or

                  (b) [ ] a Definitive Registered Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000 or (pound)250,000, as applicable, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Registered Note or Book-Entry Interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or Book-Entry Interest therein, we will be required to furnish to you such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or Book-Entry Interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion without a view to distribution thereof and without any present intention of selling such Notes or Book-Entry Interests in a transaction that would violate the Securities Act.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                   [Insert Name of Accredited Investor]


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   Dated:
                                          --------------------------------------

                                                                       EXHIBIT G

                           FORM OF GUARANTEE NOTATION

         Subject to the limitations set forth in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, each of the entities listed on Schedule A hereto (hereinafter referred to as the "Subsidiary Guarantors", which term includes any successor or additional Subsidiary Guarantor under the Indenture (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest on the Notes, (c) the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. This Guarantee Notation is subject to the limitations set forth in the Indenture, including Article X thereof.

         No member, stockholder, partner, officer, employee, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such member, manager, partner, stockholder, officer, employee, director or incorporator.

         The Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         Each Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         Certain of the Subsidiary Guarantors may be released from their Subsidiary Guarantees upon the terms and subject to the conditions provided in the Indenture.


                                   EACH ENTITY LISTED ON SCHEDULE A HERETO

                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT H

                             SUPPLEMENTAL INDENTURE

         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Azurix Corp., a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and Chase Bank of Texas, National Association, as Trustee.


                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of February 18, 2000 (the "Indenture"), pursuant to which the Company has originally issued $______________ in principal amount of dollar-denominated 10 3/8% Senior Notes due 2007, (pound)______ in principal amount of sterling-denominated 10 3/8% Senior Notes due 2007 and $_______ in principal amount of dollar-denominated 10 3/4% Senior Notes due 2010 ( collectively, the "Notes"); and

         WHEREAS, Section 9.01(d) of the Indenture provides that the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "Subsidiary Guarantee") to comply with Sections 4.13 and 10.09 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes of each series as follows:

                                    ARTICLE 1

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.09 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article X thereunder.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                             AZURIX CORP.



                                             By
                                               ---------------------------------
                                               Name:
                                               Title:



                                             SUBSIDIARY GUARANTORS

                                             [_____________________]



                                             By
                                               ---------------------------------
                                               Name:
                                               Title:



                                             CHASE BANK OF TEXAS, NATIONAL
                                             ASSOCIATION, as Trustee



                                             By
                                               ---------------------------------
                                               Name:
                                               Title: